Filed Pursuant to Rule 424(b)(7)

Registration No.: 333-290837

Prospectus Supplement
(to Prospectus dated October 10, 2025)

NioCorp Developments Ltd.

4,250,000 Common Shares

This prospectus supplement relates to the offer and sale from time to time of up to 4,250,000 of our common shares, without par value (“Common Shares”), consisting of Advance Shares (as defined below), by YA II PN, Ltd., a Cayman Islands exempt limited partnership (“YA” or the “Selling Shareholder”). YA is a fund managed by Yorkville Advisors Global, LP. The 4,250,000 Common Shares being offered pursuant to this prospectus supplement are in addition to the 10,588,617 Common Shares, consisting of the 81,213 Commitment Shares (as defined below) and 10,507,404 Advance Shares (together with the Commitment Shares, the “Prior Shares”), that were registered for resale by YA pursuant to the Company’s registration statement on Form S-3, originally filed on March 15, 2023, as amended and supplemented, including pursuant to Amendment No. 1 to Post-Effective Amendment No. 1 to Form S-3 on Form S-1, dated October 13, 2023 and declared effective on October 30, 2023, which converted such registration statement to Form S-1 (Registration No. 333-270542) (the “Prior Registration Statement”).

The Common Shares being offered by the Selling Shareholder have been and may be issued pursuant to the Standby Equity Purchase Agreement, dated January 26, 2023, that we entered into with YA (the “Purchase Agreement”). We are not selling any securities under this prospectus supplement and will not receive any of the proceeds from the sale of Common Shares by the Selling Shareholder. However, we may receive up to $65.0 million in aggregate gross proceeds (the “Commitment Amount”) from sales of Common Shares to YA that we may make under the Purchase Agreement, from time to time during the Commitment Period (as defined below) (the “Advance Shares”), subject to certain limitations and the satisfaction of certain conditions. As of January 16, 2026, approximately $25.3 million of the Commitment Amount remains available for sales of Advance Shares under the Purchase Agreement. The Advance Shares that may be offered pursuant to this prospectus supplement would be purchased by YA pursuant to the Purchase Agreement at a purchase price equal to 97% of the daily volume-weighted average price of our Common Shares on the Principal U.S. Market (as defined below) as reported by Bloomberg Financial Markets (or, if not available, a similar service provider of national recognized standing) (“VWAP”) during the applicable pricing period, which is a period during a single trading day or a period of three consecutive trading days, at the Company’s option and subject to certain restrictions, in each case, defined based on when an Advance Notice (as defined below) is submitted, subject to certain limitations.

See the section titled “The YA Transaction” for a description of the transaction contemplated by the Purchase Agreement and the section titled “Selling Shareholder” for additional information regarding YA.

The Selling Shareholder may sell the Common Shares included in this prospectus supplement in a number of different ways and at varying prices. We provide more information about how the Selling Shareholder may sell the Common Shares in the section entitled “Plan of Distribution” beginning on page S-38 of this prospectus supplement.

The Selling Shareholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933 (the “Securities Act”).

The Selling Shareholder will pay all brokerage fees, commissions and similar expenses in connection with the offer and sale of the Common Shares by the Selling Shareholder pursuant to this prospectus supplement. We will pay the expenses (except brokerage fees, commissions and similar expenses) incurred in registering under the Securities Act the offer and sale of the Common Shares included in this prospectus supplement by the Selling Shareholder. See “Plan of Distribution.”

As of January 16, 2026, the Common Shares covered by this prospectus supplement would represent approximately 3.3% of the total number of outstanding Common Shares (assuming all of the Common Shares covered by this prospectus supplement were issued and outstanding and not including Common Shares issuable upon exercise of outstanding stock options, or reserved for future issuance, under the NioCorp Developments Ltd. Long-Term Incentive Plan (the “LTIP”) or Common Shares issuable upon conversion, exercise or exchange of other outstanding securities, as described herein). The Selling Shareholder will be able to sell all of the Common Shares covered by this prospectus supplement for so long as the registration statement of which this prospectus supplement is a part is available for use and such Common Shares have been issued and sold to the Selling Shareholder in accordance with the Purchase Agreement. Accordingly, the sale of the Common Shares covered by this prospectus supplement, or the perception that such sales may occur, could result in a significant decline in the public trading price of our Common Shares. Moreover, the sale of additional Common Shares by us or by other security holders, or the perception that such sales may occur, could result in a further decline in the public trading price of our Common Shares. See “Risk Factors—Additional Risks Related to this Offering and Our Common Shares.”

In addition, as described above, the Advance Shares that may be offered pursuant to this prospectus supplement would be purchased by YA pursuant to the Purchase Agreement at a discount to the market price of the Common Shares. Accordingly, subject to the limitations set forth in the Purchase Agreement, YA may have an incentive to sell the Common Shares that it acquires under the Purchase Agreement even if the market price of our Common Shares declines that is not shared by other shareholders because the price at which it will be deemed to have purchased such Common Shares may still be lower than the then-prevailing market price of the Common Shares. As a result, the Selling Shareholder may experience a positive rate of return on the Common Shares covered by this prospectus supplement due to the potential differences between the deemed purchase price of such securities and the market price of the Common Shares, and other shareholders may not experience a similar rate of return due to the differences in the purchase prices and the then-prevailing market price of the Common Shares. See “Risk Factors—Additional Risks Related to this Offering and Our Common Shares.”

Our Common Shares trade on the Nasdaq Global Market under the symbol “NB.” On January 16, 2026, the last reported sale price of our Common Shares on the Nasdaq Global Market was $6.61 per Common Share. Our principal executive office is located at 7000 South Yosemite Street, Suite 115, Centennial, Colorado 80112, and our telephone number is (720) 334-7066.

Investing in our Common Shares involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement and on page 2 of the accompanying prospectus, and the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is January 20, 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC on October 10, 2025 using a “shelf” registration process. The Selling Shareholder may, from time to time, sell the Common Shares described in this prospectus supplement.

You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference herein and therein. If there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference into it or into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

Documents incorporated by reference herein include industry and market data and other information that we have obtained from, or which is based upon, market research, independent industry publications or other publicly available information. Any such data and other information is subject to change based on various factors, including those described in this prospectus supplement and the accompanying prospectus under the heading “Risk Factors” and under Item 1A. “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, which is incorporated herein by reference.

Neither we nor the Selling Shareholder have authorized anyone to provide you with different information from the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Shareholder take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any document incorporated by reference, or any free writing prospectus is accurate as of any date, other than the date mentioned on the cover page of these documents. Since the date of this prospectus supplement and the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, our business, financial condition, results of operations and prospects may have changed. Neither we nor the Selling Shareholder will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

Unless we state otherwise or the context otherwise requires, the terms “we,” “us,” “our,” “our business,” “NioCorp,” “the Company” and similar references refer to NioCorp Developments Ltd. and its consolidated subsidiaries.

Unless we state otherwise or the context otherwise requires, the term “ECRC” refers to Elk Creek Resources Corp. (formerly known as GX Acquisition Corp. II), a Delaware corporation and a majority-owned subsidiary of NioCorp, as the surviving entity of the mergers that occurred on the Closing Date (as defined below) as part of the Transactions (as defined below), and the term “GXII” refers to GX Acquisition Corp. II, a Delaware corporation, as it existed prior to the Closing (as defined below).

This prospectus supplement and the accompanying prospectus contain our registered and unregistered trademarks and service marks, as well as trademarks and service marks of third parties. Solely for convenience, these trademarks and service marks are referenced without the ®, ™ or similar symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and service marks. All brand names, trademarks and service marks appearing in this prospectus supplement and the accompanying prospectus are the property of their respective holders.

S-ii

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act, and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus supplement and the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement of which this prospectus supplement and the accompanying prospectus are a part or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database.

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”). The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at www.sec.gov.

We make available, free of charge, on our website at www.niocorp.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. We do not incorporate the information on or accessible through any website into this prospectus supplement or the accompanying prospectus, and you should not consider any information on, or that can be accessed through, any website as part of this prospectus supplement and the accompanying prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus supplement and the accompanying prospectus). Our website address and the SEC’s website address are included in this prospectus supplement and the accompanying prospectus as inactive textual references only.

INCORPORATION OF DOCUMENTS BY REFERENCE

SEC rules permit us to incorporate information by reference into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, except for information superseded by information contained in this prospectus supplement and the accompanying prospectus itself or in any subsequently filed incorporated document. This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that we have previously filed with the SEC, other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition. Any report or information within any of the documents referenced below that is furnished, but not filed, shall not be incorporated by reference into this prospectus supplement and the accompanying prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, filed with the SEC on September 11, 2025;

●	our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, filed with the SEC on November 13, 2025;

●	our Current Reports on Form 8-K, filed with the SEC on July 18, 2025, July 23, 2025, August 4, 2025, August 6, 2025, August 12, 2025, September 19, 2025, September 29, 2025 (items 1.01 and 8.01 and related exhibits only), October 6, 2025, October 15, 2025, November 21, 2025 (items 1.01 and 3.03 and related exhibits only), December 4, 2025 (items 1.01 and 2.01 and related exhibits only) and January 12, 2026; and

●	a description of our Common Shares, contained in our Registration Statement on Form 8-A, filed with the SEC on March 17, 2023, and any subsequently filed amendments and reports filed for the purpose of updating that description.

S-iii

We also incorporate by reference any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished to, rather than filed with, the SEC) prior to the termination of the offering of the securities made by this prospectus supplement and the accompanying prospectus. Information in such future filings updates and supplements the information provided in this prospectus supplement and the accompanying prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number below:

NioCorp Developments Ltd.

7000 South Yosemite Street, Suite 115

Centennial, Colorado 80112

Phone: (720) 334-7067

Those copies will not include exhibits, unless the exhibits have specifically been incorporated by reference in this document or you specifically request them.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information appearing in this prospectus supplement. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the information set forth in the section entitled “Risk Factors” contained in this prospectus supplement and the accompanying prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus. You should also carefully read the information incorporated by reference into this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and related notes and the exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part, before making an investment decision. This prospectus supplement and the accompanying prospectus include forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.”

About the Company

NioCorp Developments Ltd.

NioCorp is developing the Elk Creek Project (as defined below) located in southeast Nebraska. The “Elk Creek Project” is a development-stage property that has disclosed niobium, scandium, and titanium reserves and resources and disclosed rare earth mineral resources. The Company is continuing technical and economic studies around the rare earths contained in the Elk Creek Project’s mineral resource in order to determine whether extraction of rare earth elements can be reasonably justified and economically viable after taking into account all relevant factors. Niobium is used to produce various superalloys that are extensively used in high performance aircraft and jet turbines. It also is used in high-strength, low-alloy steel, a stronger steel used in automobiles, bridges, structural systems, buildings, pipelines, and other applications that generally enables those applications to be stronger and lighter in mass. This “lightweighting” benefit often results in environmental benefits, including reduced fuel consumption and material usage, which can result in fewer air emissions. Scandium can be combined with aluminum to make super-high-performance alloys with increased strength and improved corrosion resistance. Scandium also is a critical component of advanced solid oxide fuel cells, an environmentally preferred technology for high-reliability, distributed electricity generation. Titanium is a component of various superalloys and other applications that are used for aerospace applications, weapons systems, protective armor, medical implants, and many others. It also is used in pigments for paper, paint, and plastics. Rare earth elements are critical minerals that are needed in virtually all U.S. defense systems and across the electronics, manufacturing, high-technology, transportation, and energy sectors. Magnetic rare earths, such as neodymium, praseodymium, terbium, and dysprosium are critical to the making of neodymium-iron-boron magnets, which are used across a wide variety of defense and civilian applications.

Our primary business strategy is to advance our Elk Creek Project to commercial production. We are focused on carrying out our near-term planned work programs associated with securing the project financing necessary to complete detailed design, development, and construction of the Elk Creek Project, as well as the commencement of early elements of project construction.

Background

Completion of the Transactions

On March 17, 2023 (the “Closing Date”), NioCorp consummated the transactions contemplated by the previously-announced Business Combination Agreement, dated as of September 25, 2022 (the “Business Combination Agreement”), among NioCorp, GXII and Big Red Merger Sub Ltd (the “Closing”). The transactions contemplated by the Business Combination Agreement, including the reverse stock split at a ratio of 10-for-1 effectuated by each of NioCorp and ECRC on the Closing Date (the “Reverse Stock Split”), are referred to, collectively, as the “Transactions.”

In connection with the Closing, GXII, as the surviving entity of the mergers that occurred on the Closing Date as part of the Transactions, changed its name to Elk Creek Resources Corp. and became an indirect, majority-owned subsidiary of NioCorp, with the pre-combination public shareholders of GXII receiving Common Shares based on a fixed exchange ratio of 11.1829212 (or 1.11829212 after giving effect to the Reverse Stock Split) (the “Exchange Ratio”) Common Shares for each Class A common share of GXII held and not redeemed, and the GXII founders receiving shares of Class B common stock of ECRC based on the Exchange Ratio. Pursuant to the Business Combination Agreement, the Sponsor Support Agreement, dated as of September 25, 2022 (as amended, supplemented or otherwise modified), by and among GXII, NioCorp, GX Sponsor II LLC, in its capacity as a stockholder of GXII (the “Sponsor”), and certain other stockholders of GXII, and the Exchange Agreement, dated as of March 17, 2023 (as amended, supplemented or otherwise modified), by and among NioCorp, ECRC and the Sponsor, after the Closing, the GXII founders have the right to exchange such shares of Class B common stock of ECRC for Common Shares on a one-for-one basis, subject to certain equitable adjustments, under certain conditions.

In connection with the Closing, pursuant to the Business Combination Agreement, the Company assumed the Warrant Agreement, dated as of March 17, 2021 (the “GXII Warrant Agreement”), by and between GXII and Continental Stock Transfer & Trust Company (“CST”), as warrant agent, and each share purchase warrant of GXII thereunder (the “GXII Warrants”) that was issued and outstanding immediately prior to the Closing Date was converted into one purchase warrant of the Company, exercisable for 1.11829212 Common Shares at a price per 1.11829212 Common Shares of $11.50 (each, a “NioCorp Assumed Warrant”), pursuant to the GXII Warrant Agreement, as amended by an assignment, assumption and amendment agreement, dated the Closing Date (the GXII Warrant Agreement, as so amended, the “NioCorp Assumed Warrant Agreement”), among NioCorp, GXII, CST, as existing warrant agent, and Computershare Inc. and its affiliate Computershare Trust Company, N.A., together as successor warrant agent (the “NioCorp Assumed Warrant Agent”). See “Description of Securities—NioCorp Assumed Warrants” for a description of certain terms of the NioCorp Assumed Warrants.

Yorkville Financings

In connection with the entry into the Business Combination Agreement, the Company announced the signing of non-binding letters of intent for two separate financing packages with Yorkville Advisors Global, LP. On January 26, 2023, the Company entered into definitive agreements with respect to these financings, including the Purchase Agreement, as described under “The YA Transactions,” and a Securities Purchase Agreement, dated January 26, 2023 (as amended, the “Yorkville Convertible Debt Financing Agreement”), between the Company and YA. Pursuant to the Yorkville Convertible Debt Financing Agreement, at the Closing, YA advanced an aggregate amount of $15.36 million to NioCorp in consideration of the issuance by NioCorp to YA of (i) $16.0 million aggregate principal amount of unsecured convertible debentures (the “Convertible Debentures”) and (ii) Common Share purchase warrants (“Warrants”), exercisable for up to 1,789,267 Common Shares for cash or, if at any time there is no effective registration statement registering, or no current prospectus available for, the resale of the underlying Common Shares, on a cashless basis, at the option of the holder, at a price per Common Share of approximately $8.9422, subject to adjustment to give effect to any stock dividend, stock split, reverse stock split or similar transaction (the “Financing Warrants”). The remaining Convertible Debentures were converted into Common Shares on July 19, 2024 and the remaining Financing Warrants expired on September 17, 2024.

Recent Developments

Shareholder Rights Plan

On November 21, 2025, the Board of Directors (the “Board”) of the Company, approved the Company’s limited-duration shareholder rights plan (the “Rights Plan”) as set forth in the Shareholder Rights Plan Agreement, dated as of November 21, 2025 (the “Rights Plan Agreement”), by and between the Company and Computershare Investor Services Inc., as rights agent (or any successor rights agent) (the “Rights Agent”). The Board adopted the Rights Plan to help ensure that all shareholders of the Company are treated equally and fairly in the event of any unsolicited take-over bid or other attempt to acquire control of the Company (including by way of a “creeping take-over bid”). In respect of such transactions, the Rights Plan is intended to, among other things:

●	encourage potential bidders to treat the Company’s shareholders fairly and equally and preserve control premiums and value for shareholders; and

●	provide the Board and shareholders adequate time to appropriately respond on an informed basis.

The Rights Plan was not adopted in response to any specific take-over bid or other proposal to acquire control of the Company, and the Company is not aware of any such pending or contemplated take-over bid or other proposal. See “Description of Securities—Shareholder Rights Plan” for a summary of the terms of the Rights Plan.

Acquisition of FEA Materials LLC

On December 4, 2025, NioCorp Advanced Metals and Alloys, LLC (the “Buyer”), an indirect subsidiary of the Company, entered into an Asset Purchase Agreement (the “Acquisition Agreement”) with FEA Materials LLC (“FEA”), a producer of aluminum-scandium (“Al-Sc”) master alloy and Al-Sc alloy, and each member of FEA party thereto. Pursuant to the Acquisition Agreement, on December 4, 2025, the Buyer acquired substantially all the assets, except for certain excluded assets, and assumed certain specified liabilities, of FEA, for an aggregate purchase price of $8.4 million, subject to adjustments for certain indemnification obligations that may arise, if any.

Corporate Information

Our Common Shares trade on the Nasdaq Global Market under the symbol “NB.” The public NioCorp Assumed Warrants trade on the Nasdaq Capital Market under the symbol “NIOBW.” Our principal executive office is located at 7000 South Yosemite Street, Suite 115, Centennial, CO 80112, and our telephone number is (720) 334-7066. Our website address is www.niocorp.com. This website address is not intended to be an active link. Information on, or accessible through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider any information on, or that can be accessed from, our website as part of this prospectus supplement and the accompanying prospectus.

THE OFFERING

On January 26, 2023, we entered into the Purchase Agreement with YA, pursuant to which YA committed to purchase up to the Commitment Amount, at our direction from time to time and for a period that commenced on the date of Closing (the “Closing Date”) and ending on the earliest of (i) the first day of the month next following the 36-month anniversary of the Closing, (ii) the date on which YA shall have made payment of the full Commitment Amount and (iii) the date that the Purchase Agreement otherwise terminates in accordance with its terms (the “Commitment Period”), subject to certain limitations and the satisfaction of the conditions in the Purchase Agreement. As of January 16, 2026, approximately $25.3 million of the Commitment Amount remains available for sales of Advance Shares under the Purchase Agreement. This prospectus supplement covers the resale by YA of up to 4,250,000 Common Shares, consisting of Advance Shares. The 4,250,000 Common Shares being offered pursuant to this prospectus supplement are in addition to the Prior Shares that were registered for resale pursuant Prior Registration Statement. Additionally, we paid YA an aggregate fee of $1,500,000 in cash pursuant to the Purchase Agreement (the “Cash Fee”).

YA has no right to require us to sell any Advance Shares to YA, but YA is obligated to make purchases as directed by us, subject to the satisfaction of conditions set forth in the Purchase Agreement at each time that we may direct YA to purchase Advance Shares under the Purchase Agreement (each, an “Advance” and, collectively, the “Advances”). Actual sales of Advance Shares to YA from time to time will depend on a variety of factors, including, among others, market conditions, the trading price of our Common Shares and determinations by us as to the appropriate sources of funding for us and our operations. The Advance Shares that may be offered pursuant to this prospectus supplement would be purchased by YA pursuant to the Purchase Agreement at a purchase price equal to 97% of the VWAP of our Common Shares on the Principal U.S. Market during the applicable pricing period, which is a period during a single trading day or a period of three consecutive trading days, at the Company’s option and subject to certain restrictions, in each case, defined based on when an Advance Notice is submitted, subject to certain limitations.

The net proceeds under the Purchase Agreement to us will depend on the frequency and prices at which we sell Advance Shares, our ability to meet the conditions set forth in the Purchase Agreement and any impacts of the Exchange Cap, the Ownership Limitation (each, as defined below) and the limitations on the maximum amount of Advance Shares we may sell pursuant to any one Advance, each as discussed below in the section titled “The YA Transaction.” We expect that any proceeds received by us from such sales of Advance Shares will be used for working capital and general corporate purposes, including to advance our efforts to launch construction of the Elk Creek Project and move it to commercial operation.

YA has agreed that, during the term of the Purchase Agreement, neither YA nor its affiliates will engage in any short sales or hedging transactions which establish a net short position with respect to any securities of NioCorp (including our Common Shares), provided that upon receipt of an Advance Notice, YA may sell Advance Shares that it is obligated to purchase under such Advance Notice prior to taking possession of such Advance Shares.

The Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

Unless terminated earlier as provided in the Purchase Agreement, the Purchase Agreement will automatically terminate following the expiration of the Commitment Period. We have the right to terminate the Purchase Agreement at any time, at no cost or penalty, upon five trading days’ prior written notice to YA, provided that there are (i) no Advance Notices under which Advance Shares have not yet been issued and paid for and (ii) no amounts owed to YA pursuant to the Purchase Agreement, including any remaining installments of the Cash Fee that have not otherwise been paid as of such date.

There are substantial risks to our shareholders as a result of the sale and issuance of Common Shares to YA under the Purchase Agreement. These risks include substantial dilution and significant declines in our share price. See the section entitled “Risk Factors” included elsewhere in this prospectus supplement. Issuances of our Common Shares under the Purchase Agreement will not affect the rights or privileges of our existing shareholders, except that the economic and voting interests of each of our existing shareholders will be diluted as a result of any such issuance. Although the number of Common Shares that our existing shareholders own will not decrease, the Common Shares owned by our existing shareholders will represent a smaller percentage of our total outstanding Common Shares after any such issuances pursuant to the Purchase Agreement.

As of January 16, 2026, the Common Shares covered by this prospectus supplement would represent approximately 3.3% of the total number of outstanding Common Shares (assuming all of the Common Shares covered by this prospectus supplement were issued and outstanding and not including Common Shares issuable upon exercise of outstanding stock options, or reserved for future issuance, under the LTIP or Common Shares issuable upon conversion, exercise or exchange of other outstanding securities, as described herein). The Selling Shareholder will be able to sell all of the Common Shares covered by this prospectus supplement for so long as the registration statement of which this prospectus supplement is a part is available for use and such Common Shares have been issued and sold to the Selling Shareholder in accordance with the Purchase Agreement. Accordingly, the sale of the Common Shares covered by this prospectus supplement, or the perception that such sales may occur, could result in a significant decline in the public trading price of our Common Shares. Moreover, the sale of additional Common Shares by us or by other shareholders, or the perception that such sales may occur, could result in a further decline in the public trading price of our Common Shares. See “Risk Factors—Additional Risks Related to this Offering and Our Common Shares.”

In addition, as described above, the Advance Shares that may be offered pursuant to this prospectus supplement would be purchased by YA pursuant to the Purchase Agreement at a discount to the market price of the Common Shares. Accordingly, subject to the limitations set forth in the Purchase Agreement, YA may have an incentive to sell the Common Shares that it acquires under the Purchase Agreement even if the market price of our Common Shares declines that is not shared by other shareholders because the price at which it will be deemed to have purchased such Common Shares may still be lower than the then-prevailing market price of the Common Shares. As a result, the Selling Shareholder may experience a positive rate of return on the Common Shares covered by this prospectus supplement due to the potential differences between the deemed purchase price of such securities and the market price of the Common Shares, and other shareholders may not experience a similar rate of return due to the differences in the purchase prices and the then-prevailing market price of the Common Shares. See “Risk Factors—Additional Risks Related to this Offering and Our Common Shares.”

SECURITIES OFFERED

Common Shares Offered by the Selling Shareholder	Up to 4,250,000 Advance Shares we may sell to YA under the Purchase Agreement from time to time.
Common Shares Outstanding Prior to this Offering(1)	122,971,172 Common Shares (as of January 16, 2026).
Common Shares Outstanding After this Offering(1)	127,221,172 Common Shares, assuming the issuance of 4,250,000 Advance Shares. The actual number of Common Shares outstanding after this offering will vary depending upon the number of Advance Shares we sell under the Purchase Agreement.
Use of Proceeds	We will not receive any proceeds from the sale of Common Shares included in this prospectus supplement by the Selling Shareholder. We may receive up to $65.0 million aggregate gross proceeds under the Purchase Agreement from sales of Advance Shares that we elect to make to YA pursuant to the Purchase Agreement, if any, from time to time during the Commitment Period in our sole discretion; although, the actual amount of proceeds that we may receive cannot be determined at this time and will depend on the number of Advance Shares we sell under the Purchase Agreement and market prices at the times of such sales. As of January 16, 2026, approximately $25.3 million of the Commitment Amount remains available for sales of Advance Shares under the Purchase Agreement. We expect that any proceeds that we receive from sales of Advance Shares to YA under the Purchase Agreement will be used for working capital and general corporate purposes, including to advance our efforts to launch construction of the Elk Creek Project and move it to commercial operation. See “Use of Proceeds.”
Market for Common Shares	Our Common Shares trade on the Nasdaq Global Market under the symbol “NB.”
Risk Factors	See “Risk Factors” beginning on page S-7 of this prospectus supplement, on page 2 of the accompanying prospectus and in the documents incorporated by reference herein and therein for a discussion of factors you should consider before investing in our securities.
(1)	Does not include:

●	Common Shares issuable upon exercise of outstanding stock options under the LTIP;

●	Common Shares reserved for future issuance under the LTIP;

●	an aggregate of 6,907,736 Common Shares issuable under certain conditions upon exchange of shares of Class B common stock of ECRC;

●	an aggregate of 17,519,745 Common Shares issuable upon exercise of NioCorp Assumed Warrants; and

●	an aggregate of 2,774,769 Common Shares issuable upon exercise of outstanding Warrants with a weighted-average exercise price of approximately $1.86.

RISK FACTORS

Investing in our Common Shares involves a high degree of risk. Before making a decision to invest in our Common Shares, you should carefully consider the risks described below and under the heading “Risk Factors” in the accompanying prospectus, and discussed under Part I, Item 1A. “Risk Factors” contained in our most recent Annual Report on Form 10-K, and Part II, Item 1A. “Risk Factors” contained in our subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto, which are incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein. See the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference.” Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in our Common Shares.

Additional Risks Related to this Offering and Our Common Shares

Our Common Share price may be volatile and as a result you could lose all or part of your investment.

In addition to volatility associated with equity securities in general, the value of your investment could decline due to the impact of any of the following factors upon the market price of the Common Shares:

●	disappointing results from our exploration and/or, if warranted, project development efforts;

●	decline in demand for Common Shares;

●	downward revisions in securities analysts’ estimates or changes in general market conditions;

●	technological innovations by competitors or in competing technologies;

●	investor perception of our industry or our prospects; and

●	general economic trends.

From July 1, 2024, to the date of this prospectus supplement, the trading price of our stock on the Nasdaq Global Market has ranged from a low of $1.27 to a high of $12.58.

In addition, stock markets in general have experienced extreme price and volume fluctuations, and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of the Common Shares. As a result, you may be unable to sell any Common Shares you acquire at a desired price.

Substantial blocks of our Common Shares may be sold into the market as a result of the Common Shares issued to YA under the Purchase Agreement, which may cause the price of our Common Shares to decline.

The price of our Common Shares could decline if there are substantial sales of our Common Shares, if there is a large number of our Common Shares available for sale, or if there is the perception that these sales could occur.

On January 26, 2023, we entered into the Purchase Agreement with YA. Pursuant to the Purchase Agreement, we will have the right, but not the obligation, to sell to YA up to $65.0 million of Advance Shares, at our request any time during the Commitment Period, subject to certain limitations and the satisfaction of certain conditions. As of January 16, 2026, approximately $25.3 million of the Commitment Amount remains available for sales of Advance Shares under the Purchase Agreement.

Any issuance of our Common Shares pursuant to the Purchase Agreement will dilute the percentage ownership of shareholders and may dilute the per share earnings (if any) or book value of our Common Shares. Sales of a substantial number of our Common Shares in the public market or other issuances of our Common Shares, or the perception that these sales or issuances could occur, could cause the market price of our Common Shares to decline and may make it more difficult for you to sell your Common Shares at a time and price that you deem appropriate.

It is not possible to predict the actual number of Advance Shares we will sell under the Purchase Agreement to the Selling Shareholder at any one time or in total, or the actual gross proceeds resulting from those sales.

We generally have the right to control the timing and amount of any sales of Advance Shares to YA under the Purchase Agreement. Sales of Advance Shares, if any, to YA under the Purchase Agreement will depend upon market conditions and other factors. We may ultimately decide to sell to YA all, some or none of the Advance Shares that may be available for us to sell to YA pursuant to the Purchase Agreement.

Because the purchase price per share to be paid by YA for Advance Shares that we may elect to sell to YA under the Purchase Agreement, if any, will fluctuate based on the market prices of our Common Shares during the applicable pricing period for each Advance made pursuant to the Purchase Agreement, if any, it is not possible for us to predict, as of the date of this prospectus supplement and prior to any such sales, the number of Advance Shares that we will sell to YA under the Purchase Agreement, the purchase price per share that YA will pay for Advance Shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by YA under the Purchase Agreement, if any.

In addition, unless we obtain shareholder approval, we will not be able to issue Common Shares in excess of the Exchange Cap under the Purchase Agreement in accordance with applicable rules of the Nasdaq Stock Market LLC (“Nasdaq”). Depending on the market prices of our Common Shares in the future, this could be a significant limitation on the amount of funds we are able to raise pursuant to the Purchase Agreement. Other limitations in the Purchase Agreement, including the Ownership Limitation and the limitations on the maximum amount of Advance Shares we may sell pursuant to any one Advance, and our ability to meet the conditions necessary to deliver an Advance Notice, could also prevent us from being able to raise funds up to the Commitment Amount.

Moreover, although the Purchase Agreement provides that we may sell up to an aggregate of $65.0 million of Advance Shares to YA, of which approximately $25.3 million remains available as of January 16, 2026, only 4,250,000 of our Common Shares are being registered for resale by YA under the registration statement of which this prospectus supplement is a part, consisting of Advance Shares that we may elect to sell to YA, in our sole discretion, from time to time after the date of this prospectus supplement and during the Commitment Period, subject to certain limitations and the satisfaction of the conditions in the Purchase Agreement. Even if we elect to sell to YA all of the Advance Shares being registered for resale under this prospectus supplement, depending on the market prices of our Common Shares at the time of such sales, the actual gross proceeds from the sale of all such Advance Shares may be substantially less than the $65.0 million Commitment Amount under the Purchase Agreement.

If we desire to issue and sell to YA under the Purchase Agreement more than the 4,2500,000 Advance Shares being registered for resale under this prospectus supplement, and the Exchange Cap provisions and other limitations in the Purchase Agreement would allow us to do so, we would need to file with the SEC one or more additional prospectus supplements or one or more additional registration statements to register under the Securities Act the resale by YA of any such additional amount of our Common Shares and such registration statement or statements would need to become effective before we could sell additional Advance Shares.

Further, the resale by YA of a significant amount of Common Shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Common Shares to decline and to be highly volatile.

Investors who buy Common Shares at different times will likely pay different prices.

Pursuant to the Purchase Agreement, we will have discretion, subject to market demand, and subject to certain limitations and the satisfaction of certain conditions, to vary the timing, prices, and numbers of Advance Shares sold to YA. If and when we do elect to sell Advance Shares to YA pursuant to the Purchase Agreement, YA may resell all, some or none of such Advance Shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase Common Shares from YA in this offering at different times will likely pay different prices for those Common Shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the Common Shares they purchase from YA in this offering as a result of future sales made by us to YA at prices lower than the prices such investors paid for their Common Shares in this offering.

Future sales, or the perception of future sales, of Common Shares by existing shareholders or by us, or future dilutive issuances of Common Shares by us, or future exercises or exchanges of outstanding Warrants or securities exchangeable for Common Shares, could adversely affect prevailing market prices for the Common Shares and cause investors to suffer dilution in their net book value per Common Share.

In addition to the Common Shares that may be sold by the Selling Shareholder under this prospectus supplement, subject to compliance with applicable securities laws, sales of a substantial number of Common Shares in the public market could occur at any time, including issuances and sales of additional Common Shares by us and sales by other security holders. These sales, or the market perception that the holders of a large number of Common Shares or securities convertible, exercisable, or exchangeable into Common Shares intend to sell Common Shares, could reduce the prevailing market price of the Common Shares. The effect, if any, that future public sales of these securities or the availability of these securities for sale will have on the market price of the Common Shares is uncertain. If the market price of the Common Shares were to drop as a result, this might impede our ability to raise additional capital and might cause remaining shareholders to lose all or part of their investment.

The Articles of NioCorp, as amended, permit us to issue an unlimited number of Common Shares. Subject to the requirements of the Business Corporations Act (British Columbia) and Nasdaq, we will not be required to obtain the approval of the NioCorp shareholders for the issuance of additional Common Shares. We have issued Common Shares in the past to finance our activities. For example, on October 15, 2025, we issued 10,152,175 Common Shares and 5,925,000 pre-funded Warrants to purchase an aggregate of 5,925,000 Common Shares in a registered offering. We intend to continue to issue Common Shares to finance our activities in the future. In addition, outstanding options and Warrants or securities convertible into or exchangeable for Common Shares may be exercised, converted, or exchanged, resulting in the issuance of additional Common Shares, including, without limitation, an aggregate of 17,519,745 Common Shares issuable upon exercise of NioCorp Assumed Warrants, an aggregate of 2,774,769 Common Shares issuable upon exercise of other outstanding Warrants and an aggregate of 6,907,736 Common Shares issuable under certain conditions upon exchange of shares of Class B common stock of ECRC. If the prevailing price of our Common Shares exceeds the exercise prices of our outstanding Warrants, holders of such Warrants may exercise those Warrants for Common Shares, which could cause investors to suffer dilution in their net book value per Common Share.

If we issue additional Common Shares or decide to enter into joint ventures with other parties in order to raise financing through the sale of equity securities, investors’ interests in the Company will be diluted and investors may suffer dilution in their net book value per Common Share depending on the price at which such securities are sold.

We are subject to the continued listing criteria of the Nasdaq and our failure to satisfy these criteria may result in delisting of the Common Shares.

Our Common Shares are currently listed on the Nasdaq Global Market under the symbol “NB”. The public NioCorp Assumed Warrants are currently listed on the Nasdaq Capital Market under the symbol “NIOBW.” Nasdaq has rules for continued listing. In order to maintain the listings, we must maintain certain financial and share distribution targets, including maintaining a minimum number of public shareholders.

If Nasdaq delists the Common Shares, investors may face material adverse consequences, including, but not limited to, a lack of a trading market for the Common Shares, reduced liquidity, a determination that our Common Shares are a “penny stock,” decreased analyst coverage of the Company, and an inability for us to obtain additional financing to fund our operations.

Our management will have broad discretion over the use of any proceeds we receive under the Purchase Agreement from sales of Advance Shares and might not apply the proceeds in ways that increase the value of your investment.

We will not receive any proceeds from the sale of Common Shares included in this prospectus supplement by the Selling Shareholder. We may receive up to $65.0 million aggregate gross proceeds under the Purchase Agreement from sales of Advance Shares that we elect to make to YA pursuant to the Purchase Agreement, if any, from time to time during the Commitment Period in our sole discretion; although, the actual amount of proceeds that we may receive cannot be determined at this time and will depend on the number of Advance Shares we sell under the Purchase Agreement and market prices at the times of such sales. Our management will have broad discretion to use any proceeds we receive under the Purchase Agreement from sales of Advance Shares, and we may not apply those proceeds in ways that increase the value of your investment. Pending their use, we may invest the proceeds from the sales of Advance Shares in liquid assets that may include money market funds and guaranteed obligations of the U.S. government. These investments may not yield a favorable return to our shareholders. If we do not invest or apply the proceeds from the sales of Advance Shares in ways that enhance shareholder value, we may fail to achieve expected financial results, which could cause our share price to decline.

NioCorp may be a “passive foreign investment company” for the current taxable year and for one or more future taxable years, which may result in materially adverse U.S. federal income tax consequences for U.S. investors.

If NioCorp is a passive foreign investment company (“PFIC”) for any taxable year, or portion thereof, that is included in the holding period of a U.S. Holder (as defined below in “Certain United States Federal Income Tax Considerations”) of Common Shares, such U.S. Holder may be subject to certain adverse U.S. federal income tax consequences and additional reporting requirements. NioCorp believes that it was classified as a PFIC for its taxable years ended June 30, 2025 and June 30, 2024 and, based on the current composition of its income and assets, as well as current business plans and financial expectations, may be classified as a PFIC for its current and future taxable years. Any conclusion regarding PFIC status is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to change. In addition, even if NioCorp concluded it did not qualify as a PFIC, it is possible that the U.S. Internal Revenue Service (the “IRS”) could assert, and that a court could sustain, a determination that NioCorp is a PFIC. Accordingly, there can be no assurance that NioCorp will not be treated as a PFIC for any taxable year. Each holder of Common Shares should consult its own tax advisors regarding the PFIC rules and the U.S. federal income tax consequences of the acquisition, ownership, and disposition of such securities. See “Certain United States Federal Income Tax Considerations” below, for further details regarding this issue.

The Transactions could result in NioCorp becoming subject to materially adverse U.S. federal income tax consequences.

Section 7874 and related sections of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), provide for certain adverse tax consequences when the stock of a U.S. corporation is acquired by a non-U.S. corporation in certain transactions in which former shareholders of the U.S. corporation come to own 60% or more of the stock of the non-U.S. corporation (by vote or value, and applying certain specific counting and ownership rules). These adverse tax consequences include (i) potential additional required gain recognition by the U.S. corporation, (ii) treatment of certain payments to the non-U.S. corporation that reduce gross income as “base erosion payments,” (iii) an excise tax on certain options and stock-based compensation of the U.S. corporation, (iv) disallowance of “qualified dividend” treatment for distributions by the non-U.S. corporation, and (v) if former shareholders of the U.S. corporation come to own 80% or more of the stock of the non-U.S. corporation, treatment of the non-U.S. corporation as a U.S. corporation subject to U.S. federal income tax on its worldwide income (in addition to any tax imposed by non-U.S. jurisdictions). If the Transactions result in the application of any of these, or any other, adverse tax consequences, NioCorp could incur significant additional tax costs. While NioCorp currently does not believe the Transactions will cause such adverse tax consequences as a result of Section 7874 and related sections of the Code, this determination is subject to significant legal and factual uncertainty. NioCorp has not sought and will not seek any rulings from the IRS as to the tax treatment of any of the Transactions. Further, there can be no assurance that your tax advisor, the IRS, or a court, will agree with the position that NioCorp is not subject to these adverse tax consequences.

We have never paid dividends on the Common Shares.

We have not paid dividends on the Common Shares to date, and we may not be in a position to pay dividends for the foreseeable future. Our ability to pay dividends with respect to the Common Shares will depend on our ability to successfully develop one or more properties and generate earnings from operations. Further, our initial earnings, if any, will likely be retained to finance our operations. Any future dividends on Common Shares will depend upon our earnings, our then-existing financial requirements, and other factors, and will be at the discretion of our Board.

Our Rights Plan includes terms and conditions that could discourage a take-over or other transaction that shareholders may consider favorable.

On November 21, 2025, our Board approved the Company’s limited-duration Rights Plan as set forth in the Rights Plan Agreement. The Board adopted the Rights Plan to help ensure that all shareholders of the Company are treated equally and fairly in the event of any unsolicited take-over bid or other attempt to acquire control of the Company (including by way of a “creeping take-over bid”). The Rights Plan was not adopted in response to any specific take-over bid or other proposal to acquire control of the Company. See “Description of Securities—Shareholder Rights Plan” for a summary of the terms of the Rights Plan.

The Rights Plan could cause substantial dilution to any person, entity or group that acquires beneficial ownership of 20% or more of the outstanding Common Shares. As a result, the overall effect of the Rights Plan and the issuance of the Rights (as defined herein) may be to discourage any person, entity or group from gaining a control or control-like position in the Company or engaging in other tactics, potentially disadvantaging the interests of the Company’s shareholders, without negotiating with the Board and without paying an appropriate control premium to all shareholders. The Rights Plan is intended to, among other things, (i) encourage potential bidders to treat the Company’s shareholders fairly and equally and preserve control premiums and value for shareholders and (ii) provide the Board and shareholders adequate time to appropriately respond on an informed basis. Nevertheless, the Rights Plan may be considered to have certain anti-take-over effects, including potentially discouraging a third party from attempting to obtain a substantial position in the Common Shares or seeking to obtain control of the Company and discouraging a take-over attempt that shareholders may consider favorable or that could result in a premium over the market price of the Common Shares. Even in the absence of a take-over attempt, the Rights Plan may adversely affect the prevailing market price of Common Shares if it is viewed as discouraging take-over attempts in the future.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain or may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and “forward-looking information” within the meaning of applicable Canadian securities legislation (collectively, “forward-looking statements”).

Forward-looking statements have been based upon our current business and operating plans, as approved by the Company’s Board of Directors, and may include statements regarding, among other matters, statements regarding the anticipated benefits of the Purchase Agreement, including our ability to access the full amount of the expected net proceeds of the Purchase Agreement; our financial and business performance; our anticipated results and developments in our operations in future periods; our planned exploration activities; the adequacy of our financial resources; our ability to secure sufficient project financing to complete construction and commence operation of the Elk Creek Project; our ability to receive a final commitment of financing from the Export-Import Bank of the United States (“EXIM”); the estimated total upfront capital expenditure for the Elk Creek Project; our expectation and ability to produce niobium, scandium, and titanium and the potential to produce rare earth elements at the Elk Creek Project; our plans to produce and supply specific products and market demand for those products; our expectation that we will receive the full $10 million in reimbursement under the Project Sub-Agreement with Advanced Technology International, an entity acting on behalf of the Defense Industrial Base Consortium under the authority of the U.S. Department of Defense (the “DoD Agreement”); the intended use of our cash balance as well as the proceeds from our recent equity offerings, the proceeds from Warrant exercise issuances, and the reimbursement payments pursuant to the DoD Agreement; the expected results of the drilling program at the Elk Creek Project; the expectation that the results of the drilling program will be used to update the feasibility study for the Elk Creek Project; the Elk Creek Project’s ability to produce multiple critical metals; the Elk Creek Project’s projected ore production and mining operations over its expected mine life; the completion of technical and economic analyses on the potential addition of magnetic rare earth oxides to our planned product suite; statements with respect to the estimation of mineral resources and mineral reserves; the exercise of options to purchase additional land parcels; the execution of contracts with engineering, procurement and construction companies; the duration and anticipated benefits of the Rights Plan; our ongoing evaluation of the impact of inflation, supply chain issues, tariffs, and geopolitical unrest on the Elk Creek Project’s economic model; and the creation of full time and contract construction jobs over the construction period of the Elk Creek Project.

Forward-looking statements are frequently, but not always, identified by words such as “expects,” “anticipates,” “believes,” “intends,” “estimates,” “potential,” “possible,” and similar expressions, or statements that events, conditions, or results “will,” “may,” “could,” or “should” (or the negative and grammatical variations of any of these terms) occur or be achieved. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect,” “is expected,” “anticipates” or “does not anticipate,” “plans,” “estimates,” or “intends,” or stating that certain actions, events, or results “may,” “could,” “would,” “might,” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements. Forward-looking statements reflect material expectations and assumptions, including, without limitation, expectations and assumptions relating to: our ability to receive sufficient project financing for the construction of the Elk Creek Project on acceptable terms, or at all; the future price of metals; the stability of the financial and capital markets; and current estimates and assumptions regarding the Purchase Agreement and its benefits. Such forward-looking statements reflect the Company’s current views with respect to future events and are subject to certain known and unknown risks, uncertainties, and assumptions. Many factors could cause actual results, performance, or achievements to be materially different from any future results, performance, or achievements that may be expressed or implied by such forward-looking statements, including, among others, risks related to the following: our ability to access the full amount of the expected net proceeds under the Purchase Agreement; our requirement of significant additional capital; our ability to receive sufficient project financing for the construction of the Elk Creek Project on acceptable terms, or at all; our ability to achieve the required milestones and receive the full $10.0 million in reimbursement under the DoD Agreement; our ability to receive a final commitment of financing from EXIM or other debt financing or financial support on acceptable timelines, on acceptable terms, or at all; our ability to continue to meet Nasdaq listing standards; risks relating to the Common Shares, including price volatility, lack of dividend payments and dilution or the perception of the likelihood of any of the foregoing; the extent to which our level of indebtedness and/or the terms contained in agreements governing our indebtedness, if any, the Purchase Agreement or other agreements may impair our ability to obtain additional financing, on acceptable terms, or at all; covenants contained in agreements with our secured creditors that may affect our assets; our limited operating history; our history of losses; the material weaknesses in our internal control over financial reporting, our efforts to remediate such material weaknesses and the timing of remediation; the possibility that we may qualify as a PFIC under the Code; the potential that the Transactions could result in us becoming subject to materially adverse U.S. federal income tax consequences as a result of the application of Section 7874 and related sections of the Code; cost increases for our exploration and, if warranted, development projects; a disruption in, or failure of, our information technology systems, including those related to cybersecurity; equipment and supply shortages; variations in the market demand for, and prices of, niobium, scandium, titanium and rare earth products; current and future offtake agreements, joint ventures, and partnerships, including our ability to negotiate extensions to existing agreements or to enter into new agreements, on favorable terms or at all; our ability to attract qualified management; estimates of mineral resources and reserves; mineral exploration and production activities; feasibility study results; the results of metallurgical testing; the results of technological research; changes in demand for and price of commodities (such as fuel and electricity) and currencies; competition in the mining industry; changes or disruptions in the securities markets; legislative, political or economic developments, including changes in federal and/or state laws that may significantly affect the mining industry; trade policies and tensions, including tariffs; inflationary pressures; the impacts of climate change, as well as actions taken or required by governments related to strengthening resilience in the face of potential impacts from climate change; the need to obtain permits and comply with laws and regulations and other regulatory requirements; the timing and reliability of sampling and assay data; the possibility that actual results of work may differ from projections/expectations or may not realize the perceived potential of our projects; risks of accidents, equipment breakdowns, and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in development programs; operating or technical difficulties in connection with exploration, mining, or development activities; management of the water balance at the Elk Creek Project site; land reclamation requirements related to the Elk Creek Project; the speculative nature of mineral exploration and development, including the risks of diminishing quantities of grades of reserves and resources; claims on the title to our properties; the infringement or loss of NioCorp’s intellectual property rights; potential future litigation; and our lack of insurance covering all of our operations.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein. This list is not exhaustive of the factors that may affect any of the Company’s forward-looking statements. Forward-looking statements are statements about the future and are inherently uncertain, and actual achievements of the Company or other future events or conditions may differ materially from those reflected in the forward-looking statements due to a variety of risks, uncertainties, and other factors, including without limitation those discussed in this prospectus supplement and the accompanying prospectus under the heading “Risk Factors” and under Part I, Item 1A. “Risk Factors” contained in our most recent Annual Report on Form 10-K, and Part II, Item 1A. “Risk Factors” contained in our subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto, which are incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein. See the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

The Company’s forward-looking statements contained in this prospectus supplement are based on the beliefs, expectations, and opinions of management as of the date of this prospectus supplement. The Company does not assume any obligation to update forward-looking statements if circumstances or management’s beliefs, expectations, or opinions should change, except as required by law. For the reasons set forth above, investors should not attribute undue certainty to, or place undue reliance on, forward-looking statements.

USE OF PROCEEDS

This prospectus supplement relates to Common Shares that may be offered and sold from time to time by YA. All of the Common Shares offered by the Selling Shareholder pursuant to this prospectus supplement will be sold by the Selling Shareholder for its own account. We will not receive any of the proceeds from these sales.

We may receive up to $65.0 million aggregate gross proceeds under the Purchase Agreement from any sales we make to YA pursuant to the Purchase Agreement. As of January 16, 2026, approximately $25.3 million of the Commitment Amount remains available for sales of Advance Shares under the Purchase Agreement. However, we are unable to estimate the actual amount of proceeds that we may receive, as it will depend on the number of Advance Shares that we choose to sell, limitations in the Purchase Agreement, including the Exchange Cap, the Ownership Limitation and the limitations on the maximum amount of Advance Shares we may sell pursuant to any one Advance, our ability to meet the conditions to deliver an Advance Notice as set forth in the Purchase Agreement, market conditions and the price of our Common Shares, among other factors.

We expect to use any proceeds that we receive under the Purchase Agreement for working capital and general corporate purposes, including to advance our efforts to launch construction of the Elk Creek Project and move it to commercial operation.

Pending their use for the above purposes, we may invest the proceeds from the sales of Advance Shares under the Purchase Agreement in liquid assets that may include money market funds and guaranteed obligations of the U.S. government.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which Common Shares may be sold by the Selling Shareholder under this prospectus supplement as the price will be determined by the prevailing public market price for our Common Shares, by negotiations between the Selling Shareholder and the buyers of Common Shares in private transactions or as otherwise described in “Plan of Distribution.”

SELLING SHAREHOLDER

This prospectus supplement relates to the offer and sale from time to time by YA of up to 4,250,000 Common Shares, consisting of Advance Shares, that have been or may be issued by us to YA under the Purchase Agreement. The 4,250,000 Advance Shares being offered pursuant to this prospectus supplement are in addition to the Prior Shares that were registered for resale pursuant to the Prior Registration Statement. For additional information regarding the issuances of Common Shares covered by this prospectus supplement, see the section titled “The YA Transaction” below. Except for the transactions contemplated by the Purchase Agreement and the Yorkville Convertible Debt Financing Agreement, YA does not, and has not had, any material relationship with us.

The table below presents information regarding the Selling Shareholder and the Common Shares that it may offer from time to time under this prospectus supplement. This table is prepared based on information supplied to us by the Selling Shareholder. The number of Common Shares in the column “Maximum Number of Common Shares to be Offered Pursuant to this Prospectus Supplement” represents all of the Common Shares that the Selling Shareholder may offer under this prospectus supplement. The Selling Shareholder may sell some, all or none of its Common Shares covered by this prospectus supplement in this offering. We do not know how long the Selling Shareholder will hold the Common Shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Shareholder regarding the sale of any of the Common Shares the Selling Shareholder may offer under this prospectus supplement.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes Common Shares with respect to which the Selling Shareholder has voting or investment power. The percentage of Common Shares beneficially owned by the Selling Shareholder prior to and after the offering shown in the table below is based on an aggregate 122,971,172 Common Shares outstanding on January 16, 2026. The number of Common Shares that may actually be issued by us under the Purchase Agreement may be fewer than the number of Common Shares being offered by this prospectus supplement. The fourth column assumes the issuance of all of the Common Shares offered by the Selling Shareholder pursuant to this prospectus supplement.

	Number of Common Shares Beneficially Owned Prior to Offering			Maximum Number of Common Shares to be Offered Pursuant to this Prospectus Supplement	Number of Common Shares Beneficially Owned After Offering
Name of Selling Shareholder	Number(1)	Percent			Number(2)	Percent
YA II PN, Ltd.(3)	—		*	4,250,000	—		*

*	Represents ownership of less than 1%.

(1)	In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of Common Shares beneficially owned prior to the offering all of the Common Shares that YA may be required to purchase under the Purchase Agreement, because the issuance of such Common Shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of YA’s control, including the registration statement of which this prospectus supplement is a part remaining effective.

(2)	Assumes the sale of all Common Shares being offered pursuant to this prospectus supplement. Depending on the price per share at which we sell Advance Shares to YA pursuant to the Purchase Agreement, we may need to sell to YA under the Purchase Agreement more Advance Shares than are offered under this prospectus supplement in order to receive aggregate gross proceeds equal to the $65.0 million Commitment Amount under the Purchase Agreement. If we choose to do so and otherwise satisfy the conditions in the Purchase Agreement, we must first register for resale under the Securities Act such additional Advance Shares. The number of Common Shares ultimately offered for resale by YA is dependent upon the number of Advance Shares we sell to YA under the Purchase Agreement.

(3)	YA is a fund managed by Yorkville Advisors Global, LP. Yorkville Advisors Global II, LLC (“Yorkville LLC”) is the General Partner of Yorkville Advisors Global, LP. All investment decisions for YA are made by Yorkville LLC’s President and Managing Member, Mr. Mark Angelo. The business address of YA is 1012 Springfield Avenue, Mountainside, NJ 07092.

THE YA TRANSACTION

On January 26, 2023, we entered into the Purchase Agreement, pursuant to which YA has committed to purchase up to $65.0 million of Advance Shares, at our direction from time to time and during the Commitment Period, subject to certain limitations and the satisfaction of the conditions in the Purchase Agreement.

Under the terms and subject to the conditions of the Purchase Agreement, we have the right, but not the obligation, to sell to YA, and YA is obligated to purchase up to $65.0 million of Advance Shares. As of January 16, 2026, approximately $25.3 million of the Commitment Amount remains available for sales of the Advance Shares under the Purchase Agreement. Further sales of Common Shares, if any, will be subject to certain limitations, and may occur from time to time at our sole discretion, after the date of this prospectus supplement and during the Commitment Period, provided, that the conditions set forth in the Purchase Agreement are satisfied.

YA has no right to require us to sell any Advance Shares to YA, but YA is obligated to make purchases at our direction, subject to certain limitations and the satisfaction of certain conditions. There is no upper limit on the price per share that YA could be obligated to pay for the Advance Shares under the Purchase Agreement. Actual sales of Advance Shares to YA from time to time will depend on a variety of factors, including, among others, market conditions, the trading price of our Common Shares and determinations by us as to the appropriate sources of funding for us and our operations.

We do not know what the purchase price for our Common Shares will be and therefore cannot be certain as to the number of Common Shares we might issue to YA under the Purchase Agreement. As of January 16, 2026, there were 122,971,172 of our Common Shares outstanding. Although the Purchase Agreement provides that we may sell up to $65.0 million of Advance Shares to YA, of which approximately $25.3 million remains available as of January 16, 2026, only 4,250,000 of our Common Shares are being registered for resale by the Selling Shareholder under the registration statement of which this prospectus supplement is a part, which represent Advance Shares that may be issued to YA, if and when we elect to sell Advance Shares under the Purchase Agreement, subject to certain limitations and the satisfaction of certain conditions. Depending on the market prices of our Common Shares at the time we elect to issue and sell Advance Shares to YA under the Purchase Agreement, to the extent the Exchange Cap provisions and other limitations in the Purchase Agreement allow, we would need to file with the SEC one or more additional prospectus supplements or one or more additional registration statements to register for resale additional Common Shares in order to receive aggregate gross proceeds equal to the $65.0 million Commitment Amount under the Purchase Agreement. Pursuant to the Purchase Agreement, in no event shall the number of Common Shares issued to YA thereunder exceed the amount covered by an effective registration statement under the Securities Act covering the resale of all such Common Shares. If all of the 4,250,000 Common Shares offered by YA under this prospectus supplement were issued and outstanding, such Common Shares would represent approximately 3.3% of the total number of Common Shares outstanding as of January 16, 2026.

Under the Purchase Agreement, in no event may we issue or sell to YA Common Shares in excess of 19.99% of the Common Shares outstanding immediately prior to the Closing, after giving effect to the Reverse Stock Split (the “Exchange Cap”), unless we obtain shareholder approval to issue Common Shares in excess of the Exchange Cap in accordance with the rules of Nasdaq.

The Purchase Agreement also prohibits us from directing YA to purchase any Common Shares (A) which, when aggregated with all other Common Shares then beneficially owned by YA and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in YA and its affiliates (on an aggregated basis) having beneficial ownership of more than the 4.99% of the then outstanding voting power or number of Common Shares or (B) which, when aggregated with all other Common Shares beneficially owned by YA or any joint actors, or over which such persons exercise control or direction (determined in accordance with applicable securities laws in the Province of Ontario), would result in such persons beneficially owning or having control or direction over in excess of 19.99% of the then outstanding voting power or number of Common Shares (the “Ownership Limitation”).

The net proceeds under the Purchase Agreement to us will depend on the frequency and prices at which we sell our Common Shares to YA. We expect to use any proceeds that we receive under the Purchase Agreement for working capital and general corporate purposes, including to advance our efforts to launch construction of the Elk Creek Project and move it to commercial operation.

As consideration for YA’s irrevocable commitment to purchase Advance Shares upon the terms of and subject to satisfaction of the conditions set forth in the Purchase Agreement, we issued 81,213 of our Common Shares (the “Commitment Shares”) to YA in connection with the Closing. YA has since resold all of the Commitment Shares pursuant to the Prior Registration Statement. The Common Shares issuable pursuant to the Purchase Agreement are being offered and sold to YA on a private offering basis pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof.

Purchase of Common Shares Under the Purchase Agreement

Subject to the limitations and the satisfaction of the conditions under the Purchase Agreement, we have the right, but not the obligation, from time to time at our sole discretion after the date of this prospectus supplement and during the Commitment Period, to direct YA to purchase amounts of Advance Shares under the Purchase Agreement that we specify in a written notice (an “Advance Notice”) delivered to YA on a trading day. The maximum amount of Advance Shares that we may specify in an Advance Notice is the greater of: (i) a number of Common Shares equal to 100% of the average of the daily trading volume of the Common Shares on Nasdaq or such other principal U.S. market for the Common Shares if the Common Shares are ever listed or traded on the New York Stock Exchange or the NYSE American (the “Principal U.S. Market”) during regular trading hours as reported by Bloomberg Financial Markets (or, if not available, a similar service provider of national recognized standing), during the five trading days immediately preceding an Advance Notice, or (ii) 500,000 Common Shares. Subject to the limitations and the satisfaction of the conditions under the Purchase Agreement, we may deliver Advance Notices from time to time during the Commitment Period, provided that we have delivered all Advance Shares relating to all prior Advance Notices.

Each Advance Notice will specify (1) the amount of the Advance in Advance Shares and (2) the elected purchase price option among Purchase Price Option #1 and Purchase Price Option #2, as described below.

Purchase Price Option #1:

If we submit a valid Advance Notice that specifies this purchase price option, we will sell Advance Shares to YA at a purchase price equal to 97% of the VWAP of the Common Shares on the Principal U.S. Market during the applicable pricing period, which is a period during a single trading day defined based on when the Advance Notice is submitted (“Purchase Price Option #1”). If the Advance Notice is submitted by 9:30 a.m., New York City time, on a trading day, then the pricing period under Purchase Price Option #1 will commence as of the open of trading on such day and will end at 4:00 p.m., New York City time, on such day. If the Advance Notice is submitted after 9:30 a.m., New York City time, on a trading day, then the pricing period under Purchase Price Option #1 will commence upon receipt by us of written confirmation of receipt of such Advance Notice by YA and will end at 4:00 p.m., New York City time, on such day.

Under Purchase Price Option #1, if the volume of Common Shares traded on the Principal U.S. Market during the applicable pricing period is less than the number of Advance Shares set out in the Advance Notice divided by 0.30, the number of Advance Shares that must be purchased by YA pursuant to such Advance Notice will be reduced to the greater of (a) 30% of the trading volume of the Common Shares on the Principal U.S. Market during the applicable pricing period as reported by Bloomberg Financial Markets (or, if not available, a similar service provider of national recognized standing), and (b) the number of Common Shares sold by YA during the applicable pricing period, but not to exceed the number of Advance Shares specified by us in the Advance Notice.

Purchase Price Option #2:

If we submit a valid Advance Notice that specifies this purchase price option, we will sell Advance Shares to YA at a purchase price equal to 97% of the average of the daily VWAPs of the Common Shares on the Principal U.S. Market during a pricing period of three consecutive trading days commencing on the trading day the Advance Notice is received by YA, if it is received by 9:30 a.m., New York City time, or the immediately following trading day if it is received after 9:30 a.m., New York City time (“Purchase Price Option #2” and, together with Purchase Price Option #1, the “Purchase Price”).

If the VWAP on any trading day during a pricing period under Purchase Price Option #2 is below a minimum price set by us, if any, in connection with a particular Advance Notice or there is no VWAP on any trading day during a pricing period under Purchase Price Option #2 (an “Excluded Day”), then for each such trading day (i) the number of Advance Shares specified by us in the Advance Notice shall be deemed to be automatically reduced by an amount equal to 33% of the original number of Advance Shares specified by us in the Advance Notice and (ii) such day shall not be factored into the determination of the average of the daily VWAPs during such pricing period. If YA sells any Common Shares on an Excluded Day, then the number of Advance Shares specified by us in the Advance Notice shall be deemed to be automatically increased by an amount equal to the number of Common Shares sold by YA on such Excluded Day (but not above the original number of Advance Shares specified by us in the Advance Notice), and the Purchase Price to be paid by YA for each such Advance Share upon settlement of the applicable Advance shall be deemed to be equal to the minimum price set by us in connection with such Advance Notice (without any further discount).

Subject to the limitations and adjustments described above, YA will become irrevocably bound to purchase a number of Advance Shares at the applicable Purchase Price pursuant to each valid Advance Notice.

The payment for, against simultaneous delivery of, shares in respect of each Advance under the Purchase Agreement will be settled as soon as practicable on or after the first trading day after expiration of the applicable pricing period for each Advance (each, an “Advance Date”), as set forth in the Purchase Agreement.

Conditions to Delivery of Advance Notices

Our ability to deliver Advance Notices to YA under the Purchase Agreement is subject to the satisfaction of certain conditions, all of which are entirely outside of YA’s control, including, among other things, the following:

●	the accuracy in all material respects of our representations and warranties included in the Purchase Agreement;

●	the effectiveness of a registration statement under the Securities Act registering the resale in the United States of the Common Shares issuable pursuant to such Advance Notice;

●	our receipt of all permits and qualifications required by any applicable state for the offer and sale of Common Shares issuable pursuant to such Advance Notice;

●	no Material Outside Event (as defined in the Purchase Agreement) shall have occurred or be continuing;

●	us having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by us;

●	the absence of any statute, regulation, order, decree, writ, ruling or injunction by any court or governmental authority of competent jurisdiction which prohibits or directly, materially and adversely affects any of the transactions contemplated by the Purchase Agreement;

●	our Common Shares are quoted for trading on the Principal U.S. Market and all of the Advance Shares issuable pursuant to such Advance Notice will be listed or quoted for trading on the Principal U.S. Market, the issuance of Advance Shares with respect to the applicable Advance Notice will not violate the shareholder approval requirements of the Principal U.S. Market and the Company shall not have received any written notice that is then still pending threatening the continued quotation of the Common Shares on the Principal U.S. Market;

●	there shall be a sufficient number of authorized but unissued and otherwise unreserved Common Shares for the issuance of all the Common Shares issuable pursuant to such Advance Notice;

●	the representations contained in the applicable Advance Notice shall be true and correct in all material respects; and

●	our having delivered all Advance Shares relating to all prior Advances.

Short-Selling or Hedging by YA

YA has agreed that, during the term of the Purchase Agreement, neither YA nor its affiliates will engage in any short sales or hedging transactions that establish a net short position with respect to our Common Shares, provided that upon receipt of an Advance Notice, YA may sell Advance Shares that it is obligated to purchase under such Advance Notice prior to taking possession of such Advance Shares.

Termination of the Purchase Agreement

Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will automatically terminate upon the earliest of:

●	the first day of the month next following the 36-month anniversary of the Closing; and

●	the date on which YA shall have made payment of the full Commitment Amount.

We have the right to terminate the Purchase Agreement at any time, at no cost or penalty, upon five trading days’ prior written notice to YA, provided that:

●	there are no Advance Notices under which Advance Shares have not yet been issued and paid for; and

●	we have paid all amounts owed to YA pursuant to the Purchase Agreement, including all remaining installments of the Cash Fee that have not otherwise been paid by us. As of the date of this prospectus supplement, we have paid the full amount of the Cash Fee.

We and YA may also terminate the Purchase Agreement at any time by mutual written consent.

Effect of Performance of the Purchase Agreement on our Shareholders

All Common Shares that may be issued or sold by us to YA under the Purchase Agreement that are being registered under the Securities Act for resale by YA under this prospectus supplement are expected to be freely tradable. The Advance Shares being registered for resale in this offering may be issued and sold by us to YA from time to time at our discretion after the date of this prospectus supplement and during the Commitment Period, subject to certain limitations and the satisfaction of certain conditions. The resale by YA of a significant amount of Common Shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Common Shares to decline and to be highly volatile. Sales of Advance Shares, if any, to YA under the Purchase Agreement will depend upon market conditions and other factors. We may ultimately decide to sell to YA all, some or none of the Advance Shares that may be available for us to sell to YA pursuant to the Purchase Agreement.

Depending on market price of our Common Shares and subject to the Exchange Cap and other limitations in the Purchase Agreement, we may seek to issue and sell to YA under the Purchase Agreement more Advance Shares than are offered under this prospectus supplement in order to receive aggregate gross proceeds equal to the $65.0 million Commitment Amount under the Purchase Agreement. If we choose to do so, we must first register for resale under the Securities Act any such additional Advance Shares, which could cause additional substantial dilution to our shareholders. The number of Common Shares ultimately offered for resale under this prospectus supplement is dependent upon the number of Advance Shares we direct YA to purchase under the Purchase Agreement.

DESCRIPTION OF SECURITIES

Common Shares

The authorized capital of the Company consists of an unlimited number of Common Shares, without par value. The holders of Common Shares are entitled to receive notice of and attend all meetings of shareholders, with each Common Share held entitling the holder to one (1) vote on any resolution to be passed at such shareholder meetings. The holders of Common Shares are entitled to dividends if, as and when declared by the Company’s Board of Directors. The Common Shares are entitled, upon liquidation, dissolution, or winding up of the Company, to receive the remaining assets of the Company available for distribution to shareholders. There are no pre-emptive, conversion, or redemption rights attached to the Common Shares.

Exchange Controls

There are no governmental laws, decrees, or regulations in Canada that restrict the export or import of capital, including foreign exchange controls, or that affect the remittance of dividends, interest or other payments to non-resident holders of the securities of the Company, other than as discussed below and Canadian withholding tax. See “Certain Canadian Federal Income Tax Considerations for U.S. Residents” below.

Competition Act

Limitations on the ability to acquire and hold Common Shares may be imposed by the Competition Act (Canada). This legislation permits the Commissioner of Competition of Canada (the “Commissioner”) to review any acquisition of a significant interest in the Company. This legislation grants the Commissioner jurisdiction to challenge such an acquisition before the Canadian Competition Tribunal if the Commissioner believes that it would, or would be likely to, result in a substantial lessening or prevention of competition in any market in Canada.

Investment Canada Act

The Investment Canada Act subjects an acquisition of control of a Canadian business by a non-Canadian to government notification or review depending on whether the relevant financial threshold (based on enterprise value or asset value of the company), as calculated pursuant to the legislation, exceeds a threshold amount. A reviewable acquisition may not proceed unless the relevant minister is satisfied that the investment is likely to result in a net benefit to Canada. Under the national-security-review regime in the Investment Canada Act, review on a discretionary basis may also be undertaken by the federal government in respect of a broad range of investments by a non-Canadian. No financial threshold applies to a national security review. The relevant test is whether such investment by a non-Canadian could be “injurious to national security.”

Shareholder Rights Plan

On November 21, 2025, our Board approved the Rights Plan as set forth in the Rights Plan Agreement, by and between the Company and the Rights Agent. The Board adopted the Rights Plan to help ensure that all shareholders of the Company are treated equally and fairly in the event of any unsolicited take-over bid or other attempt to acquire control of the Company (including by way of a “creeping take-over bid”).

Effective Date and Term

The Rights Plan became effective on November 21, 2025 (the “Effective Date”), after approval by the Board on November 21, 2025. The Rights Plan has a term of six months and will expire on May 21, 2026, or earlier upon the redemption of the Rights (as defined below) or, provided that a Flip-in Event (as defined below) has not occurred, at the discretion of the Board (the “Expiration Time”).

Issue of Rights

At the close of business (Toronto time) on December 4, 2025 (the “Record Time”), one right (a “Right”) was issued and attached to each Common Share outstanding as at the Record Time. Thereafter, one Right will attach to each Common Share issued after the Record Time and prior to the earlier of the Separation Time (as defined below) and the Expiration Time.

Rights Exercise Privilege

The Rights are not exercisable initially. The Rights generally separate from the Common Shares and become exercisable (A) ten trading days after the earlier of (i) the first date of public announcement or disclosure by the Company or an Acquiring Person (defined below) of facts indicating that a person has become an Acquiring Person (such date being the “Stock Acquisition Date”), (ii) the date of the commencement of or first public announcement or disclosure of the current intention of any person (other than the Company or any of its subsidiaries) to commence a take-over bid which would result in such person becoming the Beneficial Owner (as defined in the Rights Plan

Agreement) of 20% or more of the outstanding Common Shares and any other shares in the capital of the Company entitled to vote generally in the election of directors (collectively, “Voting Shares”), other than pursuant to a Permitted Bid or a Competing Permitted Bid (each as defined below), and (iii) the date on which a Permitted Bid or a Competing Permitted Bid ceases to qualify as such, or (B) such later time as may be determined by the Board (in any such case, the “Separation Time”). From and after the Separation Time and prior to the Expiration Time, each Right will entitle the holder thereof to purchase one Common Share for the Exercise Price (as defined in the Rights Plan Agreement) as at the business day immediately preceding the Separation Time, subject to certain adjustments, including in connection with a Flip-in Event, as described below. The transaction or event in or pursuant to which any person (an “Acquiring Person”) becomes the Beneficial Owner of 20% of the outstanding Voting Shares, other than by way of a Permitted Bid or a transaction otherwise permitted by the Rights Plan, is referred to as a “Flip-in Event.”

Any Rights held by an Acquiring Person (or any Affiliate or Associate (as each such term is defined in the Rights Plan Agreement) of an Acquiring Person or any other person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of such other person) will become null and void upon the occurrence of a Flip-in Event. Ten trading days after the Stock Acquisition Date, each Right (excluding Rights held by an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any other person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of such other person or certain transferees) which have become void) will permit the purchase of that number of Common Shares having an aggregate Market Price (as defined in the Rights Plan Agreement) on the date of consummation or occurrence of such Flip-in Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price. The “Exercise Price” is defined, for the period from and after the Separation Time, as an amount equal to three (3) times the Market Price per Common Share determined as at the Separation Time. For instance, if the Market Price at the Separation Time is $10 per share, the Exercise Price would be $30 and each Right would entitle the holder to acquire Common Shares having an aggregate Market Price on the date of consummation or occurrence of a Flip-in Event of $60 (i.e., twice the Exercise Price [2 x $30]) in exchange for cash consideration equal to the Exercise Price. In effect, each shareholder (other than an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any other person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of such other person or certain transferees)) will have the right, upon the occurrence of a Flip-in Event, to acquire six (6) Common Shares at a price equal to $30 (or 50% of the Market Price, as determined for the purposes of the Rights Plan), assuming the Market Price per Common Share on the date of consummation or occurrence of a Flip-in Event is $10.

The Rights Plan Agreement provides for certain adjustments to the Exercise Price and the number of Rights outstanding upon the occurrence of certain events, including, without limitation, the declaration or payment of a stock dividend on the Common Shares, the subdivision or consolidation of the outstanding Common Shares, and the fixing of a record date for distributions to all holders of Common Shares.

Trading of Rights

Until the Separation Time, the Rights will be evidenced by the certificates or book entries representing the associated Common Shares and will be transferable only together with the associated Common Shares. Promptly following the Separation Time, the Company will determine whether it wishes to issue separate certificates evidencing the Rights (“Rights Certificates”) or whether it will maintain the Rights in book entry form. If the Company decides to maintain Rights in book entry form, it will put in place such alternative procedures as are determined necessary in consultation with the Rights Agent for the Rights to be maintained in book entry form. In the event that the Company determines to issue Rights Certificates, then promptly following the Separation Time, Rights Certificates will be sent to holders of record of Common Shares (other than an Acquiring Person or certain transferees) as of the Separation Time. Rights Certificates will also be issued for Rights in respect of Common Shares issued after the Separation Time and before the Expiration Time, to each holder (other than an Acquiring Person or certain transferees) converting securities that are exchangeable for Common Shares after the Separation Time. Rights will trade separately from the Common Shares after the Separation Time.

Permitted Lock-up Agreements

A bidder may enter into lock-up agreements (a “Permitted Lock-Up Agreement”) with shareholders whereby such shareholders agree to deposit or tender their Voting Shares and/or Convertible Securities (as defined in the Rights Plan Agreement) to a take-over bid (the “Lock-Up Bid”) without a Flip-in Event occurring, because such

Voting Shares and/or Convertible Securities will not be deemed to be beneficially owned by the bidder for purposes of the Rights Plan Agreement.

Such Permitted Lock-Up Agreement must be publicly disclosed and permit the shareholder to terminate its obligation to deposit or tender Voting Shares and/or Convertible Securities or not to withdraw its securities from the Permitted Lock-Up Agreement in order to deposit or tender the Voting Shares and/or Convertible Shares to another take-over bid or support another transaction that in either case (A)(i) will provide a greater price or value to the shareholder than the Lock-Up Bid or (ii) contains an offer price or value for each Voting Share or Convertible Security that exceeds by as much as or more than a specified amount, which specified amount may not be greater than 7% of the price or value to the shareholder of the Lock-Up Bid, and (B) if the number of Voting Shares or Convertible Securities to be purchased under the Lock-Up Bid is less than 100% of the Voting Shares or Convertible Securities held by Independent Shareholders (as defined below), the number of Voting Shares or Convertible Securities to be purchased under such other take-over bid or transaction at a price or value that is not less than the Lock-Up Bid (i) will be greater than the number of Voting Shares or Convertible Securities offered to be purchased under the Lock-Up Bid or (ii) exceeds the number of Voting Shares or Convertible Securities offered to be purchased under the Lock-Up Bid by as much or more than a specified amount, which specified amount may not be greater than 7% of the number of Voting Shares or Convertible Securities offered to be purchased under the Lock-Up Bid.

In addition, such Permitted Lock-Up Agreement must provide that no “break-up” fees, “top-up” fees, penalties, expenses or other amounts that exceed, in the aggregate, the greater of (i) the cash equivalent of 2.5% of the price or value of the consideration payable under the Lock-Up Bid to such shareholder and (ii) 50% of the increase in the consideration received under another take-over bid or transaction shall be payable by the shareholder if the shareholder fails to deposit or tender its securities to the Lock-Up Bid, withdraws Voting Shares and/or Convertible Securities previously deposited or tendered thereto or supports another transaction.

Permitted Bid Requirements

A “Permitted Bid” is a take-over bid, made by an Offeror (as defined below) by way of take-over bid circular, which also complies with the following additional provisions:

●	the take-over bid is made to all holders of Voting Shares on the books of the Company, other than the Offeror;

●	the take-over bid contains an irrevocable and unqualified provision that no Voting Shares and/or Convertible Securities will be taken up or paid for pursuant to the take-over bid unless more than 50% of the Voting Shares held by Independent Shareholders (i) shall have been deposited or tendered pursuant to the take-over bid and not withdrawn and (ii) have previously been or are taken up at the same time;

●	the take-over bid contains, and the take-up and payment for securities tendered or deposited is subject to, an irrevocable and unqualified provision that no Voting Shares and/or Convertible Securities will be taken up or paid for pursuant to the take-over bid prior to the close of business on the date that is not less than (i) 105 days following the date of the take-over bid or (ii) the last day of such shorter minimum deposit period for which a take-over bid (that is not exempt from any requirements of Division 5 (Bid Mechanics) of NI 62-104) must remain open for deposits of securities, in the applicable circumstances at such time, pursuant to section 2.28.2 or section 2.28.3 of NI 62-104;

●	the take-over bid contains an irrevocable and unqualified provision that unless the take-over bid is withdrawn, Voting Shares and/or Convertible Securities may be deposited or tendered pursuant to such take-over bid at any time during the period of time between the date of the take-over bid and the date on which Voting Shares may be taken up and paid for and that any Voting Shares deposited pursuant to the take-over bid may be withdrawn until taken up and paid for; and

●	the take-over bid contains an irrevocable and unqualified provision that if, on the date on which Voting Shares may be taken up and paid for under the take-over bid, more than 50% of the Voting Shares held by Independent Shareholders have been deposited or tendered pursuant to the take-over bid and not withdrawn, the Offeror will make a public announcement of that fact and the take-over bid will remain open for deposits and tenders of Voting Shares and/or Convertible Securities for not less than ten days from the date of such public announcement.

For purposes of the Rights Plan Agreement, (i) should a take-over bid which qualified as a Permitted Bid cease to be a Permitted Bid because it ceases to meet any or all of the requirements mentioned above prior to the time it expires (after giving effect to any extension) or is withdrawn, any acquisition of Voting Shares and/or Convertible Securities made pursuant to such take-over bid shall not be a Permitted Bid Acquisition (as defined in the Rights Plan Agreement) and (ii) the term “Permitted Bid” shall include a Competing Permitted Bid.

“Independent Shareholders” is defined in the Rights Plan Agreement as holders of outstanding Voting Shares, other than any Acquiring Person, any person that is making or has announced a current intention to make a take-over bid but only so long as the take-over bid so announced or made has not been withdrawn or terminated or has not expired (an “Offeror”) (other than a person who by virtue of the exception for investment advisors described below is not deemed to beneficially own the Voting Shares held by such person for purposes of the Rights Plan Agreement), Affiliates or Associates of an Acquiring Person or Offeror, any person acting jointly or in concert with such Acquiring Person or Offeror (which excludes customary agreements with and between underwriters and/or banking group members and/or selling group members with respect to a distribution of securities of the Company, pledges of securities in the ordinary course of business and Permitted Lock-Up Agreements) and any employee benefit, deferred profit sharing plan, stock participation plan and any other similar plan or trust for the benefit of employees of the Company or a subsidiary, unless the beneficiaries of the plan or trust direct the manner in which the Voting Shares are to be voted or withheld from voting or direct whether the Voting Shares are to be deposited or tendered to a take-over bid.

The Rights Plan allows for a Competing Permitted Bid to be made while a Permitted Bid is in existence. A “Competing Permitted Bid” is a take-over bid that:

●	is made after a Permitted Bid or another Competing Permitted Bid has been made and prior to the expiry, termination or withdrawal of such Permitted Bid or Competing Permitted Bid;

●	complies with all of the provisions of a Permitted Bid other than the condition set forth in the third bullet of the definition of a Permitted Bid above; and

●	contains, and the take-up and payment for securities tendered or deposited is subject to, an irrevocable and unqualified provision that no Voting Shares will be taken up or paid for pursuant to the take-over bid prior to the close of business on the date that is no earlier than the date on which Voting Shares may be taken up under any Permitted Bid (determined as of the date of making the take-over bid, assuming no amendment or variation to the terms and satisfaction of all conditions to the completion of the Permitted Bid) that preceded the Competing Permitted Bid;

provided that, should a Competing Permitted Bid cease to be a Competing Permitted Bid because it ceases to meet any or all of the requirements mentioned above prior to the time it expires (after giving effect to any extension) or is withdrawn, then any acquisition of Voting Shares made pursuant to such Competing Permitted Bid, including any acquisition of Voting Shares made prior to such time, shall not be a Permitted Bid Acquisition.

Waiver

The Board, acting in good faith, may, until the occurrence of a Flip-in Event, waive the application of the Rights Plan to a particular Flip-in Event where it would occur by reason of a take-over bid which is made by a take-over bid circular sent to all holders of Voting Shares.

Where the Board exercises such waiver power for a particular Flip-in Event, the Board shall be deemed to have exercised such waiver power to any other Flip-in Events subsequently occurring by reason of a take-over bid which is made by means of a take-over bid circular to all holders of Voting Shares prior to the expiry of any other bid for which the Rights Plan is, or is deemed to have been, waived.

The Board may, in respect of any Flip-in Event, waive the application of the Rights Plan to a particular Flip-in Event where the Board has determined within ten trading days following a Stock Acquisition Date that the Acquiring Person became an Acquiring Person by inadvertence and without any intent or knowledge that it would become an Acquiring Person and such person has reduced its beneficial ownership within fourteen days after the foregoing determination by the Board such that it is no longer an Acquiring Person.

The Board, acting in good faith, may, with the approval of a majority of votes cast by the Independent Shareholders voting in person or by proxy at a meeting duly called for that purpose, determine, at any time prior to the occurrence of a Flip-in Event, to waive the application of the Rights Plan for any Flip-in Event.

Redemption

The Board, with prior approval of the holders of Voting Shares or the holders of Rights, at any time prior to the occurrence of a Flip-in Event, may redeem all of the then outstanding Rights at a price of $0.00001 each, subject to adjustment.

Amendment

The Board may amend the Rights Plan Agreement with the prior approval of the holders of Voting Shares (or holders of Rights if the Separation Time has occurred).

The Board, without such approval, may make amendments to the Rights Plan Agreement to correct any clerical or typographical error, which are required to maintain the validity of the Rights Plan Agreement as a result of any change in any applicable legislation or regulations or rules thereunder, or to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising thereunder, provided that such action shall not adversely affect the interests of the holders of Voting Shares or Rights in any material respect.

Exception for Investment Advisors

Investment managers (for client accounts), trust companies (acting in their capacity as trustees or administrators or in a similar capacity), statutory bodies managing investment funds (for employee benefit plans, pension plans, insurance plans or various public bodies) and registered pension funds or plans and their administrators or trustees who become the Beneficial Owner of 20% or more of the outstanding Voting Shares are exempted from triggering a Flip-in Event, provided that they are not making and have not announced an intention to make, a take-over bid, alone or by acting jointly or in concert with any other person.

Warrants

From time to time, the Company has outstanding Warrants, with each Warrant exercisable for one Common Share. The exercise price per Common Share and the number of Common Shares issuable upon exercise of Warrants is subject to adjustment upon the occurrence of certain events, including, but not limited to, the following:

●	the subdivision or re-division of the outstanding Common Shares into a greater number of Common Shares;

●	the reduction, combination or consolidation of the outstanding Common Shares into a lesser number of Common Shares;

●	the issuance of Common Shares or securities exchangeable for, or convertible into, Common Shares to all or substantially all of the holders of Common Shares by way of stock dividend or other distribution (other than a distribution of Common Shares upon the exercise of Warrants or any outstanding options);

●	the reorganization of the Company or the consolidation or merger or amalgamation of the Company with or into another corporate body; and

●	a reclassification or other similar change to the outstanding Common Shares.

The Company generally will issue the Common Shares issuable upon exercise of Warrants within five business days following its receipt of notice of exercise and payment of the exercise price, subject to surrender of the Warrants. Prior to the exercise of any Warrants, holders of the Warrants will not have any of the rights of holders of the Common Shares issuable upon exercise, including the right to vote or to receive any payments of dividends on the Common Shares issuable upon exercise.

NioCorp Assumed Warrants

In connection with the Closing, pursuant to the Business Combination Agreement, the Company assumed the GXII Warrant Agreement and each GXII Warrant thereunder that was issued and outstanding immediately prior to the Closing Date was converted into one NioCorp Assumed Warrant pursuant to the NioCorp Assumed Warrant Agreement. In connection with the Closing, NioCorp issued (a) 9,999,959 public NioCorp Assumed Warrants in respect of the GXII Warrants that were publicly traded prior to the Closing and (b) 5,666,667 NioCorp Assumed Warrants to the Sponsor in respect of the GXII Warrants that it held prior to the Closing, which NioCorp Assumed Warrants were subsequently distributed by the Sponsor to its members in connection with the Closing.

Both the public NioCorp Assumed Warrants and the NioCorp Assumed Warrants issued to the Sponsor are subject to the terms of the NioCorp Assumed Warrant Agreement and are identical, with certain exceptions applicable to the NioCorp Assumed Warrants issued to the Sponsor for so long as such NioCorp Assumed Warrants are held by the Sponsor, its members, or their respective affiliates and other permitted transferees. In accordance with the NioCorp Assumed Warrant Agreement, any NioCorp Assumed Warrants issued to the Sponsor that are held by someone other than the Sponsor, its members, or their respective affiliates and other permitted transferees, are treated as public NioCorp Assumed Warrants.

Each NioCorp Assumed Warrant is exercisable on and after April 16, 2023 until its expiration for 1.11829212 Common Shares at a price of $11.50 per 1.11829212 Common Shares (subject to adjustments for stock splits, stock dividends, reorganizations, recapitalizations and the like). Under the terms of NioCorp Assumed Warrant Agreement, for so long as the NioCorp Assumed Warrants issued to the Sponsor are held by the Sponsor, its members, or their respective affiliates and other permitted transferees, such holders have the right to elect to exercise those NioCorp Assumed Warrants on a cashless basis. For such NioCorp Assumed Warrants exercised on a cashless basis after the Closing, the holder will be entitled to pay the exercise price for those NioCorp Assumed Warrants by surrendering all or portion of the cash and/or Common Shares (valued at their fair market value) into which those NioCorp Assumed Warrants are exercisable as shall be elected by the holder. For this purpose, Common Shares so surrendered will be deemed to have a “fair market value” equal to the average reported last sale price of the Common Shares for the 10 trading days ending on the third trading day prior to the date of exercise of the applicable NioCorp Assumed Warrants.

The NioCorp Assumed Warrants will expire at 5:00 p.m., New York City time, on March 17, 2028 or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Common Shares pursuant to the exercise of a NioCorp Assumed Warrant and will have no obligation to settle such exercise unless a registration statement under the Securities Act with respect to the Common Shares underlying the NioCorp Assumed Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations described below with respect to registration. No NioCorp Assumed Warrant will be exercisable and the Company will not be obligated to issue Common Shares upon exercise of a NioCorp Assumed Warrant unless Common Shares issuable upon such exercise have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the NioCorp Assumed Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a NioCorp Assumed Warrant, the holder of such NioCorp Assumed Warrant will not be entitled to exercise such NioCorp Assumed Warrant and such NioCorp Assumed Warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any NioCorp Assumed Warrant.

The NioCorp Assumed Warrants, and the underlying Common Shares issuable upon the exercise thereof, were registered under the Securities Act pursuant to the Company’s registration statement on Form S-4, originally filed on

November 7, 2022, as subsequently amended, which was declared effective by the SEC on February 8, 2023. The ongoing registered offering of the Common Shares underlying the NioCorp Assumed Warrants is being conducted pursuant to the Company’s registration statement on Form S-3, originally filed on April 14, 2023, as subsequently post-effectively amended to convert such registration statement to Form S-1, which was declared effective on October 30, 2023.

The Company will have the right to call the public NioCorp Assumed Warrants for redemption at any time following the Closing Date:

●	in whole and not in part;

●	at a price of $0.01 per NioCorp Assumed Warrant;

●	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each public NioCorp Assumed Warrant holder;

●	if, and only if, the reported last sale price of the Common Shares equals or exceeds approximately $16.10 per share (subject to certain adjustments) for any 20 trading days within a 30-trading day period commencing once the NioCorp Assumed Warrants become exercisable and ending three business days before the Company sends the notice of redemption to the public NioCorp Assumed Warrant holders; and

●	if there is an effective registration statement covering the Common Shares issuable upon exercise of the NioCorp Assumed Warrants, and a current prospectus relating thereto, available throughout the 30-day redemption period.

The NioCorp Assumed Warrants issued to the Sponsor are not redeemable by the Company for so long as such NioCorp Assumed Warrants are held by the Sponsor, its members, or their respective affiliates or other permitted transferees. In addition, the Company may not exercise its redemption right if the issuance of Common Shares upon exercise of the NioCorp Assumed Warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification.

If the Company calls the public NioCorp Assumed Warrants for redemption as described above, the Company will have the option to require any holder that wishes to exercise its public NioCorp Assumed Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their public NioCorp Assumed Warrants on a “cashless basis,” the Company will consider, among other factors, its cash position, the number of NioCorp Assumed Warrants that are outstanding and the dilutive effect on the Company’s shareholders of issuing the maximum number of Common Shares issuable upon the exercise of the NioCorp Assumed Warrants. If the Company takes advantage of this option, all holders of public NioCorp Assumed Warrants would pay the exercise price by surrendering their NioCorp Assumed Warrants for that number of Common Shares equal to the quotient obtained by dividing (x) the product of the number of Common Shares underlying the public NioCorp Assumed Warrants, multiplied by the difference between the exercise price of the NioCorp Assumed Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of public NioCorp Assumed Warrants. If the Company takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Common Shares to be received upon exercise of the NioCorp Assumed Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of Common Shares to be issued and thereby lessen the dilutive effect of a redemption of the public NioCorp Assumed Warrants. If the Company calls the public NioCorp Assumed Warrants for redemption and does not take advantage of this option, the Sponsor, its members, and their respective affiliates and other permitted transferees would still be entitled to exercise their NioCorp Assumed Warrants for cash or on a cashless basis using the same formula described above that other NioCorp Assumed Warrant holders would have been required to use had all NioCorp Assumed Warrant holders been required to exercise their NioCorp Assumed Warrants on a cashless basis, as described in more detail below.

A holder of a NioCorp Assumed Warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such NioCorp Assumed Warrant, to the extent that after giving effect to such exercise, such holder (together with such holder’s affiliates), to the NioCorp Assumed Warrant Agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the Common Shares outstanding immediately after giving effect to such exercise.

The NioCorp Assumed Warrants have certain anti-dilution and adjustments rights upon certain events.

The NioCorp Assumed Warrants may be exercised upon surrender of the certificate representing such NioCorp Assumed Warrants on or prior to the expiration date at the offices of the NioCorp Assumed Warrant Agent, with the exercise form on the reverse side of such certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the order of the NioCorp Assumed Warrant Agent or by wire transfer, for the number of NioCorp Assumed Warrants being exercised. The NioCorp Assumed Warrant holders will not have the rights or privileges of holders of Common Shares or any attendant voting rights until they exercise their NioCorp Assumed Warrants and receive Common Shares. After the issuance of Common Shares upon exercise of the NioCorp Assumed Warrants, each holder will be entitled to one vote for each Common Share held of record on all matters to be voted on by NioCorp shareholders.

If, upon exercise of the NioCorp Assumed Warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number of Common Shares to be issued to the NioCorp Assumed Warrant holder.

The NioCorp Assumed Warrants were issued in registered form under the NioCorp Assumed Warrant Agreement. The NioCorp Assumed Warrant Agreement may be amended by the parties thereto without the consent of any registered holder (i) for the purpose of curing any ambiguity, or curing, correcting or supplementing any mistake, or adding or changing any other provisions with respect to matters or questions arising under NioCorp Assumed Warrant Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the registered holders of the NioCorp Assumed Warrants, and (ii) to provide for the delivery of such kind and amount of Common Shares or other securities or property (including cash) receivable upon a reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of NioCorp Assumed Warrants would have received if such holder had exercised his, her or its NioCorp Assumed Warrants immediately prior to such event. All other modifications or amendments, including any amendment to increase the warrant price or shorten the exercise period, shall require the vote or written consent of the registered holders of a majority of the then outstanding public NioCorp Assumed Warrants. Any amendment solely to the NioCorp Assumed Warrants issued to the Sponsor and that are held by the Sponsor, its members, or their respective affiliates or other permitted transferees, shall require the vote or written consent of a majority of the holders of the then outstanding NioCorp Assumed Warrants issued to the Sponsor.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership, and disposition of the Common Shares offered hereunder (the “Shares”). This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder of Shares. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including, without limitation, specific tax consequences to a U.S. Holder under an applicable income tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder. This summary does not address any tax consequences to U.S. Holders arising from the U.S. federal alternative minimum tax or the Medicare tax on investment income, U.S. federal estate, gift and other non-income taxes, U.S. state and local taxes, or any non-U.S. tax. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each prospective U.S. Holder should consult its own tax advisors regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal net investment income, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax considerations relevant to the Shares.

No legal opinion from legal counsel or ruling from the IRS has been requested, or will be obtained, regarding the U.S. federal income tax considerations relevant to the Shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the conclusions described in this summary.

Scope of this Summary

Authorities

This summary is based on the Code, Treasury Regulations (whether final, temporary, or proposed), published rulings and administrative positions of the IRS, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “Canada-U.S. Tax Convention”), and U.S. court decisions that are applicable, and, in each case, as in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied retroactively. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of Shares that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, regulated investment companies, or S corporations (or S corporation shareholders); (c) are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the U.S. dollar; (e) own Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) acquire Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold Shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) hold Shares in connection with a trade or business, permanent establishment, or fixed base outside the United States; or (i) own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of the outstanding equity of the Company. This summary also does not address any tax considerations applicable to U.S. Holders who are: (a) U.S. expatriates or former long-term residents of the U.S.; (b) persons that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Income Tax Act (Canada) and the regulations enacted thereunder (the “Canadian Tax Act”); (c) persons that use or hold, will use or hold, or that are or will be deemed to use or hold Shares in connection with carrying on a business in Canada; (d) persons whose Shares constitute “taxable Canadian property” under the Canadian Tax Act; or (e) persons that have a permanent establishment in Canada for the purposes of the Canada-U.S. Tax Convention. U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders described immediately above, should consult their own tax advisors regarding the tax considerations relevant to the Shares.

If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds Shares, the U.S. federal income tax consequences to such entity or arrangement and the partners (or other owners or participants) of such entity or arrangement generally will depend on the activities of the entity or arrangement and the status of such partners (or owners or participants). This summary does not address the tax consequences to any such partner (or owner or participant). Partners (or other owners or participants) of entities or arrangements that are classified as partnerships or as “pass-through” entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax considerations relevant to the Shares.

General Rules Applicable to the Ownership and Disposition of Shares

Distributions on Shares

A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a Share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the current and accumulated “earnings and profits” of the Company, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds the current and accumulated “earnings and profits” of the Company, such distribution will be treated, first, as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the Shares and thereafter as gain from the sale or exchange of such Shares. However, the Company may not maintain the calculations of its earnings and profits in accordance with U.S. federal income tax principles, and U.S. Holders may have to assume that any distribution by the Company with respect to the Shares will constitute ordinary dividend income in its entirety. Dividends received on Shares by a corporate U.S. Holder (other than certain 10% corporate shareholders) generally will not be eligible for a “dividends received deduction.” Provided that (1) the Company is eligible for the benefits of the Canada-U.S. Tax Convention or (2) the Shares are readily tradable on a United States securities market (and certain holding period and other conditions are satisfied), dividends paid by the Company to non-corporate U.S. Holders, including individuals, will be eligible for the preferential tax rates applicable to long-term capital gains for dividends unless the Company is classified as a PFIC in the taxable year of distribution or in the preceding taxable year. See “—Passive Foreign Investment Company Rules—Risk of PFIC Status for the Company” below. The dividend rules are complex, and each U.S. Holder should consult its own tax advisors regarding the application of such rules.

Sales or Other Taxable Dispositions of Shares

Upon the sale or other taxable disposition of Shares, subject to the potential application of the PFIC rules as described below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between (i) the U.S. dollar value of cash received plus the fair market value of any property received and (ii) such U.S. Holder’s adjusted tax basis in such Shares sold or otherwise disposed of. A U.S. Holder’s tax basis in Shares generally will be determined initially by the holder’s U.S. dollar cost for such securities (subject to any adjustments provided under the PFIC rules, described below). Subject again to the PFIC rules, gain or loss recognized on such sale or other disposition generally will be long-term capital gain or loss if, at the time of the sale or other disposition, the Shares have been held for more than one year. Any gain or loss will generally be U.S. source for U.S. foreign tax credit purposes.

Preferential tax rates currently apply to long-term capital gain of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gain of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code. If the Company is determined to be a PFIC, any gain realized on the Shares could be ordinary income under the rules discussed below.

Passive Foreign Investment Company Rules

Risk of PFIC Status for the Company

If the Company were to constitute a PFIC under the meaning of Section 1297 of the Code for any taxable year during the holding period of a U.S. Holder of Shares, then certain potentially adverse U.S. federal income tax rules may apply to the U.S. Holder. While this summary cannot describe all of the potentially adverse consequences that would result if the Company were treated as a PFIC for a relevant taxable year, certain material consequences and related considerations are described below.

The Company believes that it was classified as a PFIC during the taxable years ended June 30, 2025 and 2024, and, based on the current composition of its income and assets, as well as current business plans and financial expectations, may meet the PFIC qualification tests for its current taxable year or in future taxable years. No opinion of legal counsel or ruling from the IRS concerning the PFIC status of the Company or any subsidiary has been obtained or is currently planned to be requested. The determination of whether any corporation was, or will be, a PFIC for a taxable year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether any corporation will be a PFIC for any taxable year depends on the assets and income of such corporation over the course of each such taxable year and, as a result, cannot be predicted with certainty as of the date of this document. In addition, even if the Company concluded that it or any subsidiary did not qualify as a PFIC, the IRS could challenge any determination made by the Company (or any subsidiary of the Company) concerning its PFIC status in any taxable year, and a court could sustain such challenge. Accordingly, there can be no assurance that the Company or any subsidiary will not be treated as a PFIC for any taxable year. Each U.S. Holder should consult its own tax advisors regarding the PFIC status of the Company and each subsidiary of the Company.

In any taxable year in which the Company is classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. IRS Form 8621 is currently used for such filings. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.

The Company generally would be a PFIC for a particular taxable year if, for such year, (a) 75% or more of the gross income of the Company is passive income (the “PFIC income test”) or (b) 50% or more of the value of the Company’s assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets (the “PFIC asset test”). “Gross income” generally includes all sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions.

Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all of a foreign corporation’s business is as an active producer, processor, merchant or handler of commodities, and certain other requirements are satisfied.

For purposes of the PFIC income test and PFIC asset test described above, if the Company owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, the Company will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and

PFIC asset test described above, and assuming certain other requirements are met, “passive income” does not include certain interest, dividends, rents, or royalties that are received or accrued by the Company from certain “related persons” (as defined in Section 954(d)(3) of the Code) also organized in Canada, to the extent such items are properly allocable to the income of such related person that is neither passive income nor income connected with a U.S. trade or business.

Under certain attribution rules, if the Company is a PFIC, U.S. Holders will generally be deemed to own their proportionate share of the Company’s direct or indirect equity interest in any company that is also a PFIC (a “Subsidiary PFIC”), and will generally be subject to U.S. federal income tax on their proportionate share of (a) any “excess distributions,” as described below, on the stock of a Subsidiary PFIC and (b) a disposition or deemed disposition of the stock of a Subsidiary PFIC by the Company or another Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the indirect sale or disposition thereof. Accordingly, U.S. Holders should be aware that they could be subject to tax under the PFIC rules even if no distributions are received from the Company and no redemptions or other dispositions are made.

Default PFIC Rules

If the Company is a PFIC for any taxable year during which a U.S. Holder owns Shares, the U.S. federal income tax consequences to such U.S. Holder will depend on whether and when such U.S. Holder makes an election to treat the Company and each Subsidiary PFIC, if any, as a “qualified electing fund” (“QEF”) under Section 1295 of the Code (a “QEF Election”) or makes a mark-to-market election under Section 1296 of the Code (a “Mark-to-Market Election”). A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election will be referred to in this summary as a “Non-Electing U.S. Holder.”

A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code (described below) with respect to (a) any gain recognized on the sale or other taxable disposition of Shares and (b) any “excess distribution” received on the Shares. A distribution generally will be an “excess distribution” to the extent that such distribution (together with all other distributions received in the current taxable year) exceeds 125% of the average distributions received during the three preceding taxable years (or during a U.S. Holder’s holding period for the relevant Shares, if shorter).

If the Company is a PFIC, under Section 1291 of the Code, any gain recognized on the sale or other taxable disposition of Shares (including an indirect disposition of the stock of any Subsidiary PFIC), and any “excess distribution” received on Shares or deemed received with respect to the stock of a Subsidiary PFIC, must be ratably allocated to each day in a Non-Electing U.S. Holder’s holding period for the respective Shares, as applicable. The amount of any such gain or excess distribution allocated to the taxable year of disposition or distribution of the excess distribution, or allocated to years before the entity became a PFIC, if any, would be taxed as ordinary income at the rates applicable for such year (and not eligible for certain preferential rates, as discussed below). The amounts allocated to any other taxable year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year. In addition, an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as “personal interest,” which is not deductible.

If the Company is a PFIC for any taxable year during which a Non-Electing U.S. Holder holds Shares, the Company will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether the Company ceases to be a PFIC in one or more subsequent taxable years. A Non-Electing U.S. Holder may terminate this deemed PFIC status by making a “purging” election to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above), but not loss, as if such Shares were sold on the last day of the last taxable year for which the Company was a PFIC.

In addition to the rules described above applying to “excess distributions” and certain other dispositions of Shares, certain other adverse U.S. federal income tax rules may apply with respect to a U.S. Holder if the Company is a PFIC, including in some cases even if the U.S. Holder makes a QEF Election (as described below). All of the non-PFIC rules described herein are subject to the potentially adverse consequences of PFIC status for the Company and each subsidiary of the Company. Each U.S. Holder should consult its own tax advisors regarding the full tax consequences of potential PFIC status for the Company and each subsidiary of the Company.

QEF Election

If the Company is a PFIC, a U.S. Holder of Shares that makes a timely and effective QEF Election for the taxable year in which the holding period of its Shares begins generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such Shares. A U.S. Holder that makes such a QEF Election will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share (based on its ownership of Shares) of (a) the net capital gain of the Company, which will be taxed as long-term capital gain to such U.S. Holder, and (b) the ordinary earnings of the Company, which will be taxed as ordinary income to such U.S. Holder. Generally, “net capital gain” is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and “ordinary earnings” are the excess of (a) “earnings and profits” over (b) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each taxable year in which the Company is a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by the Company. However, for any taxable year in which the Company is a PFIC and has no net income or gain, U.S. Holders that have made a QEF Election would not have any income inclusions as a result of the QEF Election. If a U.S. Holder that made a QEF Election has an income inclusion, such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as “personal interest,” which is not deductible.

A U.S. Holder that makes a timely and effective QEF Election with respect to the Company generally (a) may receive a tax-free distribution from the Company to the extent that such distribution represents “earnings and profits” of the Company that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder’s tax basis in the Shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. A U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of Shares.

A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents (currently IRS Form 8621) at the time such U.S. Holder files a U.S. federal income tax return for such year. If a U.S. Holder does not make a timely QEF Election for the first year in the U.S. Holder’s holding period in which the Company is a PFIC, the U.S. Holder may still be able to make an effective QEF Election in a subsequent year if such U.S. Holder meets certain requirements and makes a “purging” election to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above) as if its Shares were sold for their fair market value on the day the QEF Election is effective. If a U.S. Holder makes a QEF Election but does not make a “purging” election to recognize gain as discussed in the preceding sentence, then such U.S. Holder shall be subject to the QEF Election rules and shall continue to be subject to tax under the rules of Section 1291 of the Code discussed above with respect to its Shares. If a U.S. Holder owns PFIC stock indirectly through another PFIC, separate QEF Elections must be made for the PFIC in which the U.S. Holder is a direct shareholder and the Subsidiary PFIC for the QEF rules to apply to both PFICs.

A QEF Election will apply to the taxable year for which such QEF Election is timely made and to all subsequent taxable years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent taxable year, the Company ceases to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those taxable years in which the Company is not a PFIC. Accordingly, if the Company becomes a PFIC in another subsequent taxable year, the QEF Election will be effective, and the U.S. Holder will be subject to the QEF rules described above during any subsequent taxable year in which the Company qualifies as a PFIC.

The Company will endeavor to provide U.S. Holders with the required information to allow U.S. Holders to make a QEF Election with respect to the Shares in the event that the Company determines it is treated as a PFIC for any taxable year. There can be no assurance, however, that the Company will timely provide such information for any particular year, or that the Company’s determination regarding its PFIC status will be upheld. U.S. Holders should consult their tax advisors to determine whether any of these QEF Elections will be available and if so, what the consequences of these elections would be in their particular circumstances.

A U.S. Holder makes a QEF Election by attaching a completed IRS Form 8621, including a PFIC Annual Information Statement, to a timely filed United States federal income tax return. However, if the Company does not timely provide the required information with regard to the Company or any of its Subsidiary PFICs, U.S. Holders may not be able to make a QEF Election for such entity and, unless they make the Mark-to-Market Election discussed in the next section, will continue to be subject to the rules of Section 1291 of the Code discussed above that apply to Non-Electing U.S. Holders with respect to the taxation of gains and excess distributions.

Mark-to-Market Election

A U.S. Holder may make a Mark-to-Market Election only with respect to Common Shares that are marketable stock. The Common Shares generally will be “marketable stock” if the Common Shares are regularly traded on (a) a national securities exchange that is registered with the SEC, (b) the national market system established pursuant to Section 11A of the Exchange Act, or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that the foreign exchange meets certain trading volume and other requirements. If such stock is traded on such a qualified exchange or other market, such stock generally will be “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. The Company expects that the Common Shares will meet the definition of “marketable stock,” although there can be no assurance of this, especially as regards the required trading frequency.

If a U.S. Holder makes a Mark-to-Market Election for any taxable year with respect to its Shares, it generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such Shares for such taxable year. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first taxable year of such U.S. Holder’s holding period for which the Company is a PFIC and such U.S. Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and certain distributions on, the Shares.

A U.S. Holder of Shares that makes a Mark-to-Market Election will include in ordinary income, for each taxable year in which the Company is a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the Shares, as of the close of such taxable year over (b) such U.S. Holder’s adjusted tax basis in such Shares. A U.S. Holder of Shares that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (a) such U.S. Holder’s adjusted tax basis in the Shares, over (b) the fair market value of such Shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior taxable years).

A U.S. Holder of Shares that makes a Mark-to-Market Election will also generally adjust its tax basis in the Shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. Upon a sale or other taxable disposition of Shares, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (and such ordinary loss may be treated as capital or subject to limitations in certain cases).

A U.S. Holder of Shares makes a Mark-to-Market Election by attaching a completed IRS Form 8621 to a timely filed United States federal income tax return. A Mark-to-Market Election applies to the taxable year in which such Mark-to-Market Election is made and to each subsequent taxable year, unless the Shares cease to be “marketable stock” or the IRS consents to revocation of such election. Each U.S. Holder should consult its own tax advisors regarding the requirements for, and procedure for making, a Mark-to-Market Election.

Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to the Shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Holder is treated as owning, because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to avoid the application of the default rules of Section 1291 of the Code described above with respect to deemed dispositions of Subsidiary PFIC stock or excess distributions from a Subsidiary PFIC to its shareholder.

AS THE PFIC RULES ARE COMPLEX AND UNCERTAIN, U.S. HOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS TO DETERMINE THE POTENTIAL APPLICATION OF THE PFIC RULES TO THEM AND THEIR SHARES AND ANY RESULTANT TAX CONSEQUENCES, INCLUDING THE AVAILABILITY OR LACK THEREOF OF A QEF ELECTION OR MARK-TO-MARKET ELECTION.

Additional Considerations

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or on the sale, exchange or other taxable disposition of Shares, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisors regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Subject to the potential application of the PFIC rules discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the Shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income that is subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year.

Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s “foreign source” taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” Generally, dividends paid on the Shares should be treated as foreign source for this purpose, and gains recognized on the sale of Shares by a U.S. Holder should be treated as U.S. source for this purpose, except as otherwise provided in an applicable income tax treaty, and if an election is properly made under the Code. However, the amount of a distribution with respect to the Shares that is treated as a “dividend” may be lower for U.S. federal income tax purposes than it is for Canadian federal income tax purposes, resulting in a reduced foreign tax credit allowance to a U.S. Holder. In addition, this limitation is calculated separately with respect to specific categories of income. The foreign tax credit rules are complex, and each U.S. Holder should consult its own U.S. tax advisors regarding their application and calculation.

Information Reporting and Backup Withholding

Certain U.S. Holders may be subject to certain reporting obligations with respect to Shares if the aggregate value of these and certain other “specified foreign financial assets” exceeds an applicable dollar threshold. If required, this disclosure is made by filing Form 8938 with the IRS. Significant penalties can apply if a U.S. Holder is required to make this disclosure and fails to do so. In addition, a U.S. Holder should consider the possible obligation to file online a FinCEN Form 114—Foreign Bank and Financial Accounts Report, as a result of holding Shares in certain accounts. Holders are urged to consult their U.S. tax advisors with respect to these and other reporting requirements that may apply to their acquisition of Shares.

Dividend payments (including constructive dividends) with respect to Shares and proceeds from the sale, exchange or redemption of Shares may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding (currently at a rate of 24%) will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. Holder’s broker) and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules may be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS RELEVANT OR APPLICABLE TO U.S. HOLDERS. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR OWN PARTICULAR CIRCUMSTANCES.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. RESIDENTS

The following generally summarizes certain Canadian federal income tax consequences generally applicable under the Income Tax Act (Canada) and the regulations enacted thereunder (collectively, the “Canadian Tax Act”) and the Canada-United States Tax Convention (1980) (the “Convention”) to the acquiring, holding and disposition of Common Shares offered hereunder (referred to in this section as “Common Shares”).

Comment is restricted to holders of Common Shares each of whom, at all material times for the purposes of the Canadian Tax Act and the Convention, (i) is resident solely in the U.S. for tax purposes, (ii) acquires, as beneficial owner, pursuant to this prospectus supplement, the Common Shares, (iii) is a “qualifying person” under and entitled to the benefits of the Convention, (iv) holds all Common Shares as capital property, (v) deals at arm’s length with and is not affiliated with the Company and the Selling Shareholder, (vi) does not and is not deemed to use or hold any Common Shares in a business carried on in Canada, (vii) is not an insurer that carries on business in Canada and elsewhere, (viii) is not an “authorized foreign bank” (as defined in the Canadian Tax Act), and (ix) has not entered into a “derivative forward agreement”, “synthetic equity arrangement” or “synthetic disposition arrangement” (each as defined in the Canadian Tax Act) with respect to the Common Shares (each such holder, a “U.S. Resident Holder”).

Certain U.S.-resident entities that are fiscally transparent for U.S. federal income tax purposes (including limited liability companies) may not in all circumstances be entitled to the benefits of the Convention. Members of or holders of an interest in such an entity that holds Common Shares should consult their own tax advisers regarding the extent, if any, to which the benefits of the Convention will apply to the entity in respect of its Common Shares.

Generally, a U.S. Resident Holder’s Common Shares will be considered to be capital property of such holder provided that the U.S. Resident Holder is not a trader or dealer in securities, did not acquire, hold, or dispose of the Common Shares in one or more transactions considered to be an adventure or concern in the nature of trade (i.e., speculation), and does not hold the Common Shares in the course of carrying on a business.

This summary is based on the facts set out in this prospectus supplement, the current provisions of the Canadian Tax Act and the Convention in effect as of the date prior to the date hereof, all specific proposals to amend the Canadian Tax Act and the Convention publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, and the current published administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”). It is assumed that all such amendments will be enacted as currently proposed, and that there will be no other material change to any applicable law or administrative policy or assessing practice, whether by way of judicial, legislative or governmental decision or action, although no assurance can be given in these respects. Except as otherwise expressly provided, this summary does not take into account any provincial, territorial, or foreign tax considerations, which may differ materially from those set out herein.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations, and is not intended to be and should not be construed as legal or tax advice to any particular U.S. Resident Holder. The tax consequences of acquiring, holding and disposing of Common Shares will vary according to the U.S. Resident Holder’s particular circumstances. U.S. Resident Holders are urged to consult their own tax advisers for advice with respect to their particular circumstances. The discussion below is qualified accordingly.

A U.S. Resident Holder who disposes or is deemed to dispose of one or more Common Shares generally should not incur any liability for Canadian federal income tax in respect of any capital gain arising as a consequence of the disposition, unless the Common Shares constitute “taxable Canadian property” (as defined in the Canadian Tax Act) of the U.S. Resident Holder at the time of disposition and the U.S. Resident Holder is not entitled to relief under the Convention.

Generally, a U.S. Resident Holder’s Common Shares will not constitute “taxable Canadian property” of such holder at a particular time at which the Common Shares are listed on a “designated stock exchange” (which currently includes Nasdaq) unless at any time during the 60-month period that ends at the particular time both of the following conditions are concurrently met:

(i)	25% or more of the issued shares of any class of the capital stock of the Company were owned by or belonged to one or any combination of:

(A)	the U.S. Resident Holder,

(B)	persons with whom the U.S. Resident Holder did not deal at arm’s length, and

(C)	partnerships in which the U.S. Resident Holder or a person referred to in clause (B) holds a membership interest directly or indirectly through one or more partnerships, and

(ii)	more than 50% of the fair market value of the Common Shares was derived directly or indirectly from, one or any combination of, real or immovable property situated in Canada, “Canadian resource properties” (as defined in the Canadian Tax Act), “timber resource properties” (as defined in the Canadian Tax Act), or options in respect of, or interests in, or for civil law rights in, any of the foregoing, whether or not the property exists.

Notwithstanding the foregoing, Common Shares may also be deemed to be “taxable Canadian property” in certain circumstances set out in the Canadian Tax Act.

A U.S. Resident Holder to whom the Company pays or credits or is deemed to pay or credit a dividend on such holder’s Common Shares will be subject to Canadian withholding tax, and the Company will be required to withhold the tax from the dividend and remit it to the CRA for the holder’s account. The rate of withholding tax under the Canadian Tax Act is 25% of the gross amount of the dividend, but should generally be reduced under the Convention to 15% (or, if the U.S. Resident Holder is a company which is the beneficial owner of at least 10% of the voting stock of the Company, 5%) of the gross amount of the dividend. For this purpose, a company that is a resident of the U.S. for purposes of the Canadian Tax Act and the Convention and is entitled to the benefits of the Convention shall be considered to own the voting stock of the Company owned by an entity that is considered fiscally transparent under the laws of the U.S. and that is not a resident of Canada, in proportion to such company’s ownership interest in that entity.

PLAN OF DISTRIBUTION

The Common Shares offered by this prospectus supplement may be sold or distributed from time to time by the Selling Shareholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the Common Shares offered by this prospectus supplement may be effected in one or more of the following methods:

●	ordinary brokerage transactions;

●	transactions involving cross or block trades;

●	through brokers, dealers, or underwriters who may act solely as agents;

●	“at the market” into an existing market for the Common Shares;

●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

●	in privately negotiated transactions; or

●	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the Common Shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Common Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Shareholder may transfer the Common Shares offered by this prospectus supplement by other means not described in this prospectus supplement.

Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholder and/or purchasers of the Common Shares offered by this prospectus for whom the broker-dealers may act as agent. YA has informed us that each such broker-dealer will receive commissions from YA which will not exceed customary brokerage commissions.

The Selling Shareholder and its affiliates have agreed not to engage in any direct or indirect short selling or hedging of our Common Shares during the term of the Purchase Agreement.

The Selling Shareholder is an “underwriter” within the meaning of the Securities Act.

We have advised the Selling Shareholder that while it is engaged in a distribution of the shares included in this prospectus supplement, it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the Common Shares offered by this prospectus supplement.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the Common Shares covered by this prospectus supplement by the Selling Shareholder. We estimate that our total expenses for the offering will be approximately $28,786 (excluding the Commitment Shares and the Cash Fee). As consideration for its irrevocable commitment to purchase Advance Shares under the Purchase Agreement, we issued 81,213 Commitment Shares, representing $650,000 at the time of Closing, to the Selling Shareholder. Additionally, we paid to the Selling Shareholder an aggregate Cash Fee of $1,500,000. We also paid a $15,000 structuring fee to an affiliate of the Selling Shareholder in connection with the entry into the Purchase Agreement.

We may suspend the sale of Common Shares by the Selling Shareholder pursuant to this prospectus supplement for certain periods of time for certain reasons, including if the prospectus supplement is required to be supplemented or amended to include additional material information.

This offering as it relates to YA will terminate on the date that all Common Shares offered by this prospectus supplement have been sold by YA.

The Common Shares covered by this prospectus supplement will not be qualified for distribution by prospectus in any jurisdiction of Canada, and may not be offered for sale, sold, assigned or transferred in any jurisdiction of Canada except pursuant to a prospectus or exemption from the prospectus requirement under applicable securities laws in Canada. The Selling Shareholder shall not offer or sell any Common Shares directly or indirectly to any person whom, to the Selling Shareholder’s knowledge, is resident or located in a jurisdiction of Canada or acquiring such Common Shares for the benefit of another person resident or located in a jurisdiction of Canada, or on any “marketplace” (as such term is defined in National Instrument 21-101 Marketplace Operation) in Canada.

LEGAL MATTERS

The validity of the Common Shares offered by this prospectus supplement will be passed upon for us by Blake, Cassels & Graydon LLP, Vancouver, British Columbia, Canada.

EXPERTS

The consolidated financial statements of NioCorp Developments Ltd. as of June 30, 2025 and 2024, and for each of the two years in the period ended June 30, 2025, incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The technical report summary for the Elk Creek Project prepared in accordance with subpart 1300 of Regulation S-K (the “S-K 1300 Elk Creek Technical Report Summary”), which is incorporated by reference in this prospectus supplement and the accompanying prospectus, and the information summarized or quoted from the S-K 1300 Elk Creek Technical Report Summary included or incorporated by reference in this prospectus supplement and the accompanying prospectus have been so included or incorporated by reference with the consent of the following qualified persons, as such term is defined in Item 1300 of Regulation S-K, who are responsible for the S-K 1300 Elk Creek Technical Report Summary and reviewed and approved such information summarized or quoted therefrom included or incorporated by reference in this prospectus supplement and the accompanying prospectus: Dahrouge Geological Consulting USA Ltd.; Understood Mineral Resources Ltd.; Optimize Group Inc.; Tetra Tech; Adrian Brown Consultants Inc.; Magemi Mining Inc.; L3 Process Development; Olsson; A2GC; Metallurgy Concept Solutions; Scott Honan, M.Sc, SME-RM, NioCorp; Dumas Contracting Ltd.; Mahmood Khwaja, P.E., CDM Smith; and Wynand Marx, M.Eng, BBE Consulting. A matrix of the sections for which each qualified person is responsible is included in the S-K 1300 Elk Creek Technical Report Summary, except that Dumas Contracting Ltd., as evidenced by its consent filed as Exhibit 23.15 to the registration statement of which this prospectus supplement is a part, has reviewed, approved, and taken responsibility for Sections 13.7.1, 13.7.2, 13.7.3, 13.7.4, 13.7.9, 13.7.10, 13.7.11, 13.7.12, 13.7.13, 13.7.14, 15.1.3, 15.1.4 and 23.1.8 of the S-K 1300 Elk Creek Technical Report Summary. Except for Scott Honan, none of the qualified persons is affiliated with NioCorp. Mr. Honan is the Chief Operating Officer of NioCorp.

PROSPECTUS

NioCorp Developments Ltd.

Common Shares
Common Share Purchase Warrants
Debt Securities
Units

We may offer and sell, from time to time, common shares, without par value (“Common Shares”), Common Share purchase warrants (“Warrants”), or debt securities, as well as units that include any of these securities, or any combination thereof. We may sell any combination of these securities in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering.

This prospectus describes the general manner in which the securities listed above may be offered and sold. The specific manner in which such securities may be offered and sold will be described in one or more prospectus supplements. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.

We may sell securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of such securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement.

Our Common Shares trade on The Nasdaq Global Market under the symbol “NB.” On October 9, 2025, the last reported sale price of our Common Shares on The Nasdaq Global Market was $9.84 per Common Share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 10, 2025.

TABLE OF CONTENTS

i

About This Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. The Company may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the type or series of securities offered and the terms of that offering.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement of which this prospectus is a part to add information to, or update or change information contained in, this prospectus and the registration statement of which this prospectus is a part. You should read this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement of which this prospectus is a part together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information” and “Information Incorporated by Reference.”

Because we are a well-known seasoned issuer, as defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”), we may add to and offer additional securities, including secondary securities, by filing a prospectus supplement or term sheet with the SEC.

Unless we state otherwise or the context otherwise requires, the terms “we,” “us,” “our,” “our business” “NioCorp,” “the Company” and similar references refer to NioCorp Developments Ltd. and its consolidated subsidiaries.

This prospectus contains our registered and unregistered trademarks and service marks, as well as trademarks and service marks of third parties. Solely for convenience, these trademarks and service marks are referenced without the ®, ™ or similar symbols, but such references are not intended to indicate, in anyway, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and service marks. All brand names, trademarks and service marks appearing in this prospectus are the property of their respective holders.

Where You Can Find More Information

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement of which this prospectus is a part or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database.

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”). The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at www.sec.gov.

We make available, free of charge, on our website at www.niocorp.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. We do not incorporate the information on or accessible through any website into this prospectus or any prospectus supplement, and you should not consider any information on, or that can be accessed through, any website as part of this prospectus or any prospectus supplement (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any prospectus supplement). Our website address and the SEC’s website address are included in this prospectus as inactive textual references only.

Information Incorporated by Reference

SEC rules permit us to incorporate information by reference into this prospectus and any applicable prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus supplement, except for information superseded by information contained in this prospectus or the applicable prospectus supplement itself or in any subsequently filed incorporated document. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC, other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition. Any report or information within any of the documents referenced below that is furnished, but not filed, shall not be incorporated by reference into this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, filed with the SEC on September 11, 2025;

●	our Current Reports on Form 8-K, filed with the SEC on July 18, 2025, July 23, 2025, August 4, 2025, August 6, 2025, August 12, 2025, September 19, 2025, September 29, 2025 (items 1.01 and 8.01 and related exhibits only) and October 6, 2025; and

●	the description of our Common Shares contained in our Registration Statement on Form 8-A, filed with the SEC on March 17, 2023, as amended by the description of the Common Shares contained in Exhibit 4.37 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, filed with the SEC on September 11, 2025, as amended by any subsequently filed amendments and reports filed for the purpose of updating that description.

We also incorporate by reference any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished to, rather than filed with, the SEC), including after the date of the registration statement of which this prospectus is a part and prior to the termination of the offering of securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number below:

NioCorp Developments Ltd.
7000 South Yosemite Street, Suite 115
Centennial, Colorado 80112
(720) 334-7066
Attn: Corporate Secretary

Those copies will not include exhibits, unless the exhibits have specifically been incorporated by reference in this document or you specifically request them.

Summary

This summary highlights selected information appearing in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the information set forth in the section entitled “Risk Factors” contained in this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our consolidated financial statements and related notes and the exhibits to the registration statement of which this prospectus is a part, before making an investment decision. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.”

NioCorp Developments Ltd.

NioCorp, through Elk Creek Resources Corp., a Delaware corporation and a majority owned subsidiary of NioCorp, is developing a critical minerals project that, if and when developed, will produce niobium, scandium, titanium, and potentially, rare earth products. Known as the “Elk Creek Project,” it is located near Elk Creek, Nebraska, in the southeast portion of the state. Niobium is used to produce various superalloys that are extensively used in high performance aircraft and jet turbines. It also is used in high-strength, low-alloy steel, a stronger steel used in automobiles, bridges, structural systems, buildings, pipelines, and other applications that generally enables those applications to be stronger and lighter in mass. This “lightweighting” benefit often results in environmental benefits, including reduced fuel consumption and material usage, which can result in fewer air emissions. Scandium can be combined with aluminum to make super-high-performance alloys with increased strength and improved corrosion resistance. Scandium also is a critical component of advanced solid oxide fuel cells, an environmentally preferred technology for high-reliability, distributed electricity generation. Titanium is a component of various superalloys and other applications that are used for aerospace applications, weapons systems, protective armor, medical implants and many others. It also is used in pigments for paper, paint, and plastics. Rare earth elements are critical minerals that are needed in virtually all U.S. defense systems and across the electronics, manufacturing, high-technology, transportation, and energy sectors. Magnetic rare earths, such as neodymium, praseodymium, terbium, and dysprosium are critical to the making of neodymium-iron-boron magnets, which are used across a wide variety of defense and civilian applications.

Our primary business strategy is to advance our Elk Creek Project to commercial production. We are focused on carrying out our near-term planned work programs associated with securing the project financing necessary to complete detailed design, development, and construction of the Elk Creek Project, as well as the commencement of early elements of project construction.

Corporate Information

Our Common Shares trade on The Nasdaq Global Market under the symbol “NB.” Our principal executive office is located at 7000 South Yosemite Street, Suite 115, Centennial, CO 80112, and our telephone number is (720) 334-7066. Our website address is www.niocorp.com. This website address is not intended to be an active link, and information on, or accessible through, our website is not incorporated by reference into this prospectus and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

Risk Factors

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in our most recent Quarterly Reports on Form 10-Q, which are or will be incorporated herein by reference and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. You should also refer to the other information in this prospectus and the applicable prospectus supplement, including our financial statements and the related notes incorporated by reference in this prospectus. The risks and uncertainties we have described are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks actually occurs, our business, results of operations and financial condition could suffer and could result in a complete loss of your investment.

Cautionary Note Regarding Forward-Looking Statements

This prospectus and the other documents incorporated by reference into this prospectus contain or may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and “forward-looking information” within the meaning of applicable Canadian securities legislation (collectively, “forward-looking statements”). Such forward-looking statements concern our anticipated results and developments in the operations of the Company in future periods, planned exploration activities, the adequacy of the Company’s financial resources, and other events or conditions that may occur in the future.

Forward-looking statements have been based upon our current business and operating plans, as approved by the Company’s Board of Directors, and may include statements regarding, among other matters, the financial and business performance of NioCorp; NioCorp’s anticipated results and developments in the operations of NioCorp in future periods; NioCorp’s planned exploration activities; the adequacy of NioCorp’s financial resources; NioCorp’s ability to secure sufficient project financing to complete construction and commence operation of the Elk Creek Project; NioCorp’s ability to receive a final commitment of financing from the Export-Import Bank of the United States (“EXIM”); the estimated total upfront capital expenditure for the Elk Creek Project; NioCorp’s expectation and ability to produce niobium, scandium, and titanium and the potential to produce rare earth elements at the Elk Creek Project; NioCorp’s plans to produce and supply specific products and market demand for those products; NioCorp’s ability to access the full amount of the expected net proceeds of the Standby Equity Purchase Agreement, dated January 26, 2023 (as amended, the “Yorkville Equity Facility Financing Agreement”), between NioCorp and YA II PN, Ltd., a fund managed by Yorkville Advisors Global, LP, through April 1, 2026; NioCorp’s expectation that it will receive the full $10 million in reimbursement under the Project Sub-Agreement with Advanced Technology International, an entity acting on behalf of the Defense Industrial Base Consortium under the authority of the U.S. Department of Defense (the “DoD Agreement”); the intended use of our cash balance as of June 30, 2025, as well as the proceeds from the Company’s registered public offering that closed on July 18, 2025, the proceeds from Warrant exercise issuances, and the reimbursement payments pursuant to the DoD Agreement; the expected results of the drilling program at the Elk Creek Project; the expectation that the results of the drilling program will be used to update the feasibility study for the Elk Creek Project; the Elk Creek Project’s ability to produce multiple critical metals; the Elk Creek Project’s projected ore production and mining operations over its expected mine life; the completion of technical and economic analyses on the potential addition of magnetic rare earth oxides to NioCorp’s planned product suite; statements with respect to the estimation of mineral resources and mineral reserves; the exercise of options to purchase additional land parcels; the execution of contracts with engineering, procurement and construction companies; NioCorp’s ongoing evaluation of the impact of inflation, supply chain issues, tariffs, and geopolitical unrest on the Elk Creek Project’s economic model; and the creation of full time and contract construction jobs over the construction period of the Elk Creek Project.

Forward-looking statements are frequently, but not always, identified by words such as “expects,” “anticipates,” “believes,” “intends,” “estimates,” “potential,” “possible,” and similar expressions, or statements that events, conditions, or results “will,” “may,” “could,” or “should” (or the negative and grammatical variations of any of these terms) occur or be achieved. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect,” “is expected,” “anticipates” or “does not anticipate,” “plans,” “estimates,” or “intends,” or stating that certain actions, events, or results “may,” “could,” “would,” “might,” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements. Forward-looking statements reflect material expectations and assumptions, including, without limitation, expectations and assumptions relating to: NioCorp’s ability to receive sufficient project financing for the construction of the Elk Creek Project on acceptable terms, or at all; the future price of metals; the stability of the financial and capital markets; and current estimates and assumptions regarding the Yorkville Equity Facility Financing Agreement and its benefits. Such forward-looking statements reflect the Company’s current views with respect to future events and are subject to certain known and unknown risks, uncertainties, and assumptions. Many factors could cause actual results, performance, or achievements to be materially different from any future results, performance, or achievements that may be expressed or implied by such forward-looking statements, including, among others, risks related to the following: NioCorp’s ability to operate as a going concern; NioCorp’s requirement of significant additional capital; NioCorp’s ability to receive sufficient project financing for the construction of the Elk Creek Project on acceptable terms, or at all; NioCorp’s ability to achieve the required milestones and receive the full $10.0 million in reimbursement under the DoD Agreement; NioCorp’s ability to receive a final commitment of financing from EXIM or other debt financing or financial support on acceptable timelines, on acceptable terms, or at all; NioCorp’s ability to access the full amount of the expected net proceeds under the Yorkville Equity Facility Financing Agreement; NioCorp’s ability to continue to meet the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”); risks relating to the Common Shares, including price volatility, lack of dividend payments and dilution or the perception of the likelihood of any of the foregoing; the extent to which NioCorp’s level of indebtedness and/or the terms contained in agreements governing NioCorp’s indebtedness, if any, the Yorkville Equity Facility Financing Agreement or other agreements may impair NioCorp’s ability to obtain additional financing, on acceptable terms, or at all; covenants contained in agreements with NioCorp’s secured creditors that may affect its assets; NioCorp’s limited operating history; NioCorp’s history of losses; the material weaknesses in NioCorp’s internal control over financial reporting, NioCorp’s efforts to remediate such material weaknesses and the timing of remediation; the possibility that NioCorp may qualify as a PFIC under the U.S. Internal Revenue Code of 1986, as amended (the “Code”); the potential that the transactions contemplated by the Business Combination Agreement (as defined herein) that closed in March 2023, including, among others, the GXII Transaction (as defined herein) and the entry into the Yorkville Equity Facility Financing Agreement, could result in NioCorp becoming subject to materially adverse U.S. federal income tax consequences as a result of the application of Section 7874 and related sections of the Code; cost increases for NioCorp’s exploration and, if warranted, development projects; a disruption in, or failure of, NioCorp’s information technology systems, including those related to cybersecurity; equipment and supply shortages; variations in the market demand for, and prices of, niobium, scandium, titanium and rare earth products; current and future offtake agreements, joint ventures, and partnerships, including our ability to negotiate extensions to existing agreements or to enter into new agreements, on favorable terms or at all; NioCorp’s ability to attract qualified management; estimates of mineral resources and reserves; mineral exploration and production activities; feasibility study results; the results of metallurgical testing; the results of technological research; changes in demand for and price of commodities (such as fuel and electricity) and currencies; competition in the mining industry; changes or disruptions in the securities markets; legislative, political or economic developments, including changes in federal and/or state laws that may significantly affect the mining industry; trade policies and tensions, including tariffs; inflationary pressures; the impacts of climate change, as well as actions taken or required by governments related to strengthening resilience in the face of potential impacts from climate change; the need to obtain permits and comply with laws and regulations and other regulatory requirements; the timing and reliability of sampling and assay data; the possibility that actual results of work may differ from projections/expectations or may not realize the perceived potential of NioCorp’s projects; risks of accidents, equipment breakdowns, and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in development programs; operating or technical difficulties in connection with exploration, mining, or development activities; management of the water balance at the Elk Creek Project site; land reclamation requirements related to the Elk Creek Project; the speculative nature of mineral exploration and development, including the risks of diminishing quantities of grades of reserves and resources; claims on the title to NioCorp’s properties; potential future litigation; and NioCorp’s lack of insurance covering all of NioCorp’s operations.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein. This list is not exhaustive of the factors that may affect any of the Company’s forward-looking statements. Forward-looking statements are statements about the future and are inherently uncertain, and actual achievements of the Company or other future events or conditions may differ materially from those reflected in the forward-looking statements due to a variety of risks, uncertainties, and other factors, including without limitation those discussed in this prospectus under the heading “Risk Factors” and under Part I, Item 1A. “Risk Factors” contained in our most recent Annual Report on Form 10-K, and Part II, Item 1A. “Risk Factors” contained in our subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto, which are incorporated by reference into this prospectus and the applicable prospectus supplement in their entirety, together with other information in this prospectus and the applicable prospectus supplement and the documents incorporated by reference herein and therein. See the sections of this prospectus entitled “Where You Can Find More Information” and “Information Incorporated by Reference.”

The Company’s forward-looking statements contained in this prospectus are based on the beliefs, expectations, and opinions of management as of the date of this prospectus. The Company does not assume any obligation to update forward-looking statements if circumstances or management’s beliefs, expectations, or opinions should change, except as required by law. For the reasons set forth above, investors should not attribute undue certainty to, or place undue reliance on, forward-looking statements.

Use of Proceeds

Unless the applicable prospectus supplement states otherwise, we expect to use the net proceeds of the sale of the securities offered by this prospectus for working capital and general corporate purposes, including to advance our efforts to launch construction of the Elk Creek Project and move it to commercial operation.

As of the date of this prospectus, we have not identified as probable any specific material proposed uses of these proceeds. If, as of the date of any prospectus supplement, we have identified any such uses, we will describe them in the prospectus supplement. Pending any such uses, we may temporarily invest the net proceeds in liquid assets that may include money market funds and guaranteed obligations of the U.S. government.

Description of Capital Stock

Common Shares

The authorized capital of the Company consists of an unlimited number of Common Shares without par value, of which 101,568,807 were issued and outstanding as of October 9, 2025. The holders of Common Shares are entitled to receive notice of and attend all meetings of shareholders, with each Common Share held entitling the holder to one (1) vote on any resolution to be passed at such shareholder meetings. The holders of Common Shares are entitled to dividends if, as and when declared by the Company’s Board of Directors. The Common Shares are entitled, upon liquidation, dissolution, or winding up of the Company, to receive the remaining assets of the Company available for distribution to shareholders. There are no pre-emptive, conversion, or redemption rights attached to the Common Shares.

Exchange Controls

There are no governmental laws, decrees, or regulations in Canada that restrict the export or import of capital, including foreign exchange controls, or that affect the remittance of dividends, interest or other payments to non-resident holders of the securities of the Company, other than as discussed below and Canadian withholding tax. See “—Certain Canadian Federal Income Tax Considerations for U.S. Residents.”

Certain Canadian Federal Income Tax Considerations for U.S. Residents

The following generally summarizes certain Canadian federal income tax consequences generally applicable under the Income Tax Act (Canada) and the regulations enacted thereunder (collectively, the “Canadian Tax Act”) and the Canada-United States Tax Convention (1980) (the “Convention”) to the holding and disposition of Common Shares.

Comment is restricted to holders of Common Shares each of whom, at all material times for the purposes of the Canadian Tax Act and the Convention, (i) is resident solely in the U.S. for tax purposes, (ii) is a “qualifying person” under and entitled to the benefits of the Convention, (iii) holds all Common Shares as capital property, (iv) deals at arm’s length with and is not affiliated with the Company, (v) does not and is not deemed to use or hold any Common Shares in a business carried on in Canada, (vi) is not an insurer that carries on business in Canada and elsewhere, (vii) is not an “authorized foreign bank” (as defined in the Canadian Tax Act), and (viii) has not entered into a “derivative forward agreement”, “synthetic equity arrangement” or “synthetic disposition arrangement” (each as defined in the Canadian Tax Act) with respect to the Common Shares (each such holder, a “U.S. Resident Holder”).

Certain U.S.-resident entities that are fiscally transparent for U.S. federal income tax purposes (including limited liability companies) may not in all circumstances be entitled to the benefits of the Convention. Members of or holders of an interest in such an entity that holds Common Shares should consult their own tax advisers regarding the extent, if any, to which the benefits of the Convention will apply to the entity in respect of its Common Shares.

Generally, a U.S. Resident Holder’s Common Shares will be considered to be capital property of such holder provided that the U.S. Resident Holder is not a trader or dealer in securities, did not acquire, hold, or dispose of the Common Shares in one or more transactions considered to be an adventure or concern in the nature of trade (i.e., speculation), and does not hold the Common Shares in the course of carrying on a business.

This summary is based on the current provisions of the Canadian Tax Act and the Convention in effect as of the date prior to the date hereof, all specific proposals to amend the Canadian Tax Act and the Convention publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, and the current published administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”). It is assumed that all such amendments will be enacted as currently proposed, and that there will be no other material change to any applicable law or administrative policy or assessing practice, whether by way of judicial, legislative or governmental decision or action, although no assurance can be given in these respects. Except as otherwise expressly provided, this summary does not take into account any provincial, territorial, or foreign tax considerations, which may differ materially from those set out herein.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations, and is not intended to be and should not be construed as legal or tax advice to any particular U.S. Resident Holder. The tax consequences of holding and disposing of Common Shares will vary according to the U.S. Resident Holder’s particular circumstances. U.S. Resident Holders are urged to consult their own tax advisers for advice with respect to their particular circumstances. The discussion below is qualified accordingly.

A U.S. Resident Holder who disposes or is deemed to dispose of one or more Common Shares generally should not incur any liability for Canadian federal income tax in respect of any capital gain arising as a consequence of the disposition, unless the Common Shares constitute “taxable Canadian property” (as defined in the Canadian Tax Act) of the U.S. Resident Holder at the time of disposition and the U.S. Resident Holder is not entitled to relief under the Convention.

Generally, a U.S. Resident Holder’s Common Shares will not constitute “taxable Canadian property” of such holder at a particular time at which the Common Shares are listed on a “designated stock exchange” (which currently includes Nasdaq) unless at any time during the 60-month period that ends at the particular time both of the following conditions are concurrently met:

(i)	25% or more of the issued shares of any class of the capital stock of the Company were owned by or belonged to one or any combination of:

(A)	the U.S. Resident Holder,

(B)	persons with whom the U.S. Resident Holder did not deal at arm’s length, and

(C)	partnerships in which the U.S. Resident Holder or a person referred to in clause (B) holds a membership interest directly or indirectly through one or more partnerships, and

(ii)	more than 50% of the fair market value of the Common Shares was derived directly or indirectly from, one or any combination of, real or immovable property situated in Canada, “Canadian resource properties” (as defined in the Canadian Tax Act), “timber resource properties” (as defined in the Canadian Tax Act), or options in respect of, or interests in, or for civil law rights in, any of the foregoing, whether or not the property exists.

Notwithstanding the foregoing, Common Shares may also be deemed to be “taxable Canadian property” in certain circumstances set out in the Canadian Tax Act.

A U.S. Resident Holder to whom the Company pays or credits or is deemed to pay or credit a dividend on such holder’s Common Shares will be subject to Canadian withholding tax, and the Company will be required to withhold the tax from the dividend and remit it to the CRA for the holder’s account. The rate of withholding tax under the Canadian Tax Act is 25% of the gross amount of the dividend, but should generally be reduced under the Convention to 15% (or, if the U.S. Resident Holder is a company which is the beneficial owner of at least 10% of the voting stock of the Company, 5%) of the gross amount of the dividend. For this purpose, a company that is a resident of the U.S. for purposes of the Canadian Tax Act and the Convention and is entitled to the benefits of the Convention shall be considered to own the voting stock of the Company owned by an entity that is considered fiscally transparent under the laws of the U.S. and that is not a resident of Canada, in proportion to such company’s ownership interest in that entity.

Competition Act

Limitations on the ability to acquire and hold Common Shares may be imposed by the Competition Act (Canada). This legislation permits the Commissioner of Competition of Canada (the “Commissioner”) to review any acquisition of a significant interest in the Company. This legislation grants the Commissioner jurisdiction to challenge such an acquisition before the Canadian Competition Tribunal if the Commissioner believes that it would, or would be likely to, result in a substantial lessening or prevention of competition in any market in Canada.

Investment Canada Act

The Investment Canada Act subjects an acquisition of control of a Canadian business by a non-Canadian to government notification or review depending on whether the relevant financial threshold (based on enterprise value or asset value of the company), as calculated pursuant to the legislation, exceeds a threshold amount. A reviewable acquisition may not proceed unless the relevant minister is satisfied that the investment is likely to result in a net benefit to Canada. Under the national-security-review regime in the Investment Canada Act, review on a discretionary basis may also be undertaken by the federal government in respect of a broad range of investments by a non-Canadian. No financial threshold applies to a national security review. The relevant test is whether such investment by a non-Canadian could be “injurious to national security.”

Warrants

From time to time, the Company has outstanding Warrants, with each whole Warrant exercisable for one Common Share. The exercise price per Common Share and the number of Common Shares issuable upon exercise of Warrants is subject to adjustment upon the occurrence of certain events, including, but not limited to, the following:

●	the subdivision or re-division of the outstanding Common Shares into a greater number of Common Shares;

●	the reduction, combination or consolidation of the outstanding Common Shares into a lesser number of Common Shares;

●	the issuance of Common Shares or securities exchangeable for, or convertible into, Common Shares to all or substantially all of the holders of Common Shares by way of stock dividend or other distribution (other than a distribution of Common Shares upon the exercise of Warrants or any outstanding options);

●	the reorganization of the Company or the consolidation or merger or amalgamation of the Company with or into another corporate body; and

●	a reclassification or other similar change to the outstanding Common Shares.

The Company generally will issue the Common Shares issuable upon exercise of Warrants within five business days following its receipt of notice of exercise and payment of the exercise price, subject to surrender of the Warrants. Prior to the exercise of any Warrants, holders of the Warrants will not have any of the rights of holders of the Common Shares issuable upon exercise, including the right to vote or to receive any payments of dividends on the Common Shares issuable upon exercise. See “Description of Warrants” for additional information regarding Warrants that may be issued pursuant to this prospectus.

NioCorp Assumed Warrants

On March 17, 2023 (the “Closing Date”), the Company closed a series of transactions (the “GXII Transaction”) pursuant to the Business Combination Agreement, dated as of September 25, 2022 (the “Business Combination Agreement”), by and among the Company, GX Acquisition Corp. II, a Delaware corporation (“GXII”), and Big Red Merger Sub Ltd., a Delaware corporation and a direct, wholly owned subsidiary of the Company. In connection with the closing of the GXII Transaction (the “Closing”), pursuant to the Business Combination Agreement, the Company assumed GXII’s obligations under the Warrant Agreement, dated March 17, 2021 (the “GXII Warrant Agreement”), by and between GXII and Continental Stock Transfer & Trust Company (“CST”), as warrant agent, and each share purchase warrant of GXII thereunder (the “GXII Warrants”) that was issued and outstanding immediately prior to the Closing Date was converted into one Warrant (the “NioCorp Assumed Warrants”) pursuant to the GXII Warrant Agreement, as amended by an Assignment, Assumption and Amendment Agreement, dated the Closing Date (the GXII Warrant Agreement, as so amended, the “NioCorp Assumed Warrant Agreement”), among the Company, GXII, CST, as existing warrant agent, and Computershare Inc. and its affiliate Computershare Trust Company, N.A, together as successor warrant agent (the “NioCorp Assumed Warrant Agent”). In connection with the Closing, NioCorp issued (a) 9,999,959 public NioCorp Assumed Warrants in respect of the GXII Warrants that were publicly traded prior to the Closing and (b) 5,666,667 NioCorp Assumed Warrants to GX Sponsor II LLC (the “Sponsor”) in respect of the GXII Warrants that it held prior to the Closing, which NioCorp Assumed Warrants were subsequently distributed by the Sponsor to its members in connection with the Closing.

Both the public NioCorp Assumed Warrants and the NioCorp Assumed Warrants issued to the Sponsor are subject to the terms of the NioCorp Assumed Warrant Agreement and are identical, with certain exceptions applicable to the NioCorp Assumed Warrants issued to the Sponsor for so long as such NioCorp Assumed Warrants are held by the Sponsor, its members, or their respective affiliates and other permitted transferees. In accordance with the NioCorp Assumed Warrant Agreement, any NioCorp Assumed Warrants issued to the Sponsor that are held by someone other than the Sponsor, its members, or their respective affiliates and other permitted transferees, are treated as public NioCorp Assumed Warrants.

Each NioCorp Assumed Warrant is exercisable on and after April 16, 2023 until its expiration for 1.11829212 Common Shares at a price of $11.50 per 1.11829212 Common Shares (subject to adjustments for stock splits, stock dividends, reorganizations, recapitalizations and the like). Under the terms of NioCorp Assumed Warrant Agreement, for so long as the NioCorp Assumed Warrants issued to the Sponsor are held by the Sponsor, its members, or their respective affiliates and other permitted transferees, such holders have the right to elect to exercise those NioCorp Assumed Warrants on a cashless basis. For such NioCorp Assumed Warrants exercised on a cashless basis after the Closing, the holder will be entitled to pay the exercise price for those NioCorp Assumed Warrants by surrendering all or portion of the cash and/or Common Shares (valued at their fair market value) into which those

NioCorp Assumed Warrants are exercisable as shall be elected by the holder. For this purpose, Common Shares so surrendered will be deemed to have a “fair market value” equal to the average reported last sale price of the Common Shares for the 10 trading days ending on the third trading day prior to the date of exercise of the applicable NioCorp Assumed Warrants.

The NioCorp Assumed Warrants will expire at 5:00 p.m., New York City time, on March 17, 2028 or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Common Shares pursuant to the exercise of a NioCorp Assumed Warrant and will have no obligation to settle such exercise unless a registration statement under the Securities Act with respect to the Common Shares underlying the NioCorp Assumed Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations described below with respect to registration. No NioCorp Assumed Warrant will be exercisable and the Company will not be obligated to issue Common Shares upon exercise of a NioCorp Assumed Warrant unless Common Shares issuable upon such exercise have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the NioCorp Assumed Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a NioCorp Assumed Warrant, the holder of such NioCorp Assumed Warrant will not be entitled to exercise such NioCorp Assumed Warrant and such NioCorp Assumed Warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any NioCorp Assumed Warrant.

The NioCorp Assumed Warrants, and the underlying Common Shares issuable upon the exercise thereof, were registered under the Securities Act pursuant to the Company’s registration statement on Form S-4, originally filed on November 7, 2022, as subsequently amended, which was declared effective by the SEC on February 8, 2023. The ongoing registered offering of the Common Shares underlying the NioCorp Assumed Warrants is being conducted pursuant to the Company’s registration statement on Form S-3, originally filed on April 14, 2023, as subsequently post-effectively amended to convert such registration statement to Form S-1, which was declared effective on October 30, 2023.

The Company will have the right to call the public NioCorp Assumed Warrants for redemption at any time following the Closing Date:

●	in whole and not in part;

●	at a price of $0.01 per NioCorp Assumed Warrant;

●	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each public NioCorp Assumed Warrant holder;

●	if, and only if, the reported last sale price of the Common Shares equals or exceeds approximately $16.10 per share (subject to certain adjustments) for any 20 trading days within a 30-trading day period commencing once the NioCorp Assumed Warrants become exercisable and ending three business days before the Company sends the notice of redemption to the public NioCorp Assumed Warrant holders; and

●	if there is an effective registration statement covering the Common Shares issuable upon exercise of the NioCorp Assumed Warrants, and a current prospectus relating thereto, available throughout the 30-day redemption period.

The NioCorp Assumed Warrants issued to the Sponsor are not redeemable by the Company for so long as such NioCorp Assumed Warrants are held by the Sponsor, its members, or their respective affiliates or other permitted transferees. In addition, the Company may not exercise its redemption right if the issuance of Common Shares upon exercise of the NioCorp Assumed Warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification.

If the Company calls the public NioCorp Assumed Warrants for redemption as described above, the Company will have the option to require any holder that wishes to exercise its public NioCorp Assumed Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their public NioCorp Assumed Warrants on a “cashless basis,” the Company will consider, among other factors, its cash position, the number of NioCorp Assumed Warrants that are outstanding and the dilutive effect on the Company’s shareholders of issuing the maximum number of Common Shares issuable upon the exercise of the NioCorp Assumed Warrants. If the Company takes advantage of this option, all holders of public NioCorp Assumed Warrants would pay the exercise price by surrendering their NioCorp Assumed Warrants for that number of Common Shares equal to the quotient obtained by dividing (x) the product of the number of Common Shares underlying the public NioCorp Assumed Warrants, multiplied by the difference between the exercise price of the NioCorp Assumed Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of public NioCorp Assumed Warrants. If the Company takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Common Shares to be received upon exercise of the NioCorp Assumed Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of Common Shares to be issued and thereby lessen the dilutive effect of a redemption of the public NioCorp Assumed Warrants. If the Company calls the public NioCorp Assumed Warrants for redemption and does not take advantage of this option, the Sponsor, its members, and their respective affiliates and other permitted transferees would still be entitled to exercise their NioCorp Assumed Warrants for cash or on a cashless basis using the same formula described above that other NioCorp Assumed Warrant holders would have been required to use had all NioCorp Assumed Warrant holders been required to exercise their NioCorp Assumed Warrants on a cashless basis, as described in more detail below.

A holder of a NioCorp Assumed Warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such NioCorp Assumed Warrant, to the extent that after giving effect to such exercise, such holder (together with such holder’s affiliates), to the NioCorp Assumed Warrant Agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the Common Shares outstanding immediately after giving effect to such exercise.

The NioCorp Assumed Warrants have certain anti-dilution and adjustments rights upon certain events.

The NioCorp Assumed Warrants may be exercised upon surrender of the certificate representing such NioCorp Assumed Warrants on or prior to the expiration date at the offices of the NioCorp Assumed Warrant Agent, with the exercise form on the reverse side of such certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the order of the NioCorp Assumed Warrant Agent or by wire transfer, for the number of NioCorp Assumed Warrants being exercised. The NioCorp Assumed Warrant holders will not have the rights or privileges of holders of Common Shares or any attendant voting rights until they exercise their NioCorp Assumed Warrants and receive Common Shares. After the issuance of Common Shares upon exercise of the NioCorp Assumed Warrants, each holder will be entitled to one (1) vote for each Common Share held of record on all matters to be voted on by NioCorp shareholders.

If, upon exercise of the NioCorp Assumed Warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number of Common Shares to be issued to the NioCorp Assumed Warrant holder.

The NioCorp Assumed Warrants were issued in registered form under the NioCorp Assumed Warrant Agreement. The NioCorp Assumed Warrant Agreement may be amended by the parties thereto without the consent of any registered holder (i) for the purpose of curing any ambiguity, or curing, correcting or supplementing any mistake, or adding or changing any other provisions with respect to matters or questions arising under NioCorp Assumed Warrant Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the registered holders of the NioCorp Assumed Warrants, and (ii) to provide for the delivery of such kind and amount of Common Shares or other securities or property (including cash) receivable upon a reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of NioCorp Assumed Warrants would have received if such holder had exercised his, her or its NioCorp Assumed Warrants immediately prior to such event. All other modifications or amendments, including any amendment to increase the warrant price or shorten the exercise period, shall require the vote or written consent of the registered holders of a majority of the then outstanding public NioCorp Assumed Warrants. Any amendment solely to the NioCorp Assumed Warrants issued to the Sponsor and that are held by the Sponsor, its members, or their respective affiliates or other permitted transferees, shall require the vote or written consent of a majority of the holders of the then outstanding NioCorp Assumed Warrants issued to the Sponsor.

Description of Warrants

General

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the Warrants that we may offer under this prospectus. While the terms we have summarized below will apply generally to any Warrants that we may offer under this prospectus, we will describe the particular terms of any series of Warrants in more detail in the applicable prospectus supplement. The terms of any Warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of Warrant agreement or Warrant indenture, which may include a form of Warrant certificate, that describes the terms of the particular series of Warrants we are offering before the issuance of the related series of Warrants. The following summary of material provisions of the Warrants and the Warrant agreements and the Warrant indentures are subject to, and qualified in their entirety by reference to, all the provisions of the Warrant agreement or Warrant indenture, and Warrant certificate, applicable to a particular series of Warrants. We urge you to read the applicable prospectus supplement related to the particular series of Warrants that we sell under this prospectus, as well as the complete Warrant agreements, Warrant indentures and Warrant certificates that contain the terms of the Warrants.

We will describe in the applicable prospectus supplement the terms relating to Warrants being offered including:

●	the offering price and aggregate number of Warrants offered;

●	if applicable, the number of Warrants issued with each Common Share being issued;

●	if applicable, the date on and after which the Warrants and the related Common Shares will be separately transferable;

●	the number of Common Shares purchasable upon exercise of one Warrant and the price at which these Common Shares may be purchased upon such exercise;

●	the terms of any rights to redeem or call the Warrants;

●	any provisions for changes to or adjustments in the exercise price or number of Common Shares issuable upon exercise of the Warrants;

●	the dates on which the right to exercise the Warrants will commence and expire;

●	the manner in which the Warrant agreements, Warrant indentures and Warrants may be modified;

●	federal income tax consequences of holding or exercising the Warrants, if material; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the Warrants.

Before exercising their Warrants, holders of Warrants will not have any of the rights of holders of the Common Shares purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up of our affairs or to exercise voting rights, if any.

Exercise of Warrants

Unless we otherwise specify in the applicable prospectus supplement, each Warrant will entitle the holder to purchase one Common Share at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the Warrants may exercise the Warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement, and after the close of business on the expiration date, unexercised Warrants will become void.

Holders of the Warrants may exercise the Warrants by delivering the Warrant certificate representing the Warrants to be exercised together with specified information, and paying the required amount to the Warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We intend to set forth in any Warrant agreement or Warrant indenture and in the applicable prospectus supplement the information that the holder of the Warrant will be required to deliver to the Warrant agent.

Upon receipt of the required payment and any Warrant certificate or other form required for exercise properly completed and duly executed at the corporate trust office of the Warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the Common Shares purchasable upon such exercise. If fewer than all of the Warrants represented by the Warrant or Warrant certificate are exercised, then we will issue a new Warrant or Warrant certificate for the remaining amount of Warrants. If we so indicate in the applicable prospectus supplement, holders of the Warrants may surrender securities as all or part of the exercise price for Warrants.

Description of Debt Securities

The following description sets forth certain general terms and provisions of the debt securities that we may issue, which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in a prospectus supplement and the extent, if any, to which the following general terms and provisions will apply to particular debt securities.

The debt securities will be issued under an indenture to be entered into between us and a trustee to be named in a prospectus supplement. The indenture, and any supplemental indentures thereto, will be subject to, and governed by, the Trust Indenture Act of 1939. The following description of general terms and provisions relating to the debt securities and the indenture under which the debt securities will be issued is a summary only and therefore is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the indenture. The form of the indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. For more information on how you can obtain a copy of the form of the indenture, see “Where You Can Find More Information.”

Capitalized terms used in this section and not defined herein have the meanings specified in the indenture. When we refer to “NioCorp,” “we,” “our” and “us” in this section, we mean NioCorp Developments Ltd. excluding, unless the context otherwise requires or as otherwise expressly stated, its subsidiaries.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations and will rank equally with all of our future senior unsecured indebtedness and senior in right of payment to all of our subordinated indebtedness.

The indenture will not limit the aggregate principal amount of debt securities that may be issued under it and will provide that debt securities may be issued under it from time to time in one or more series. We may specify a maximum aggregate principal amount for the debt securities of any series.

Unless otherwise specified in the applicable prospectus supplement, the indenture will not afford the holders of the debt securities the right to require us to repurchase or redeem the debt securities in the event of a highly-leveraged transaction.

We will not be obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the applicable prospectus supplement, we may reopen a series, without the consent of the holders of the outstanding debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the issue date and, in some cases, the public offering price and the first interest payment date, and will be consolidated with, and form a single series with, such outstanding debt securities; provided, however, that if such additional debt securities are not fungible with the outstanding debt securities of such series for U.S. federal income tax purposes, the additional debt securities will have a separate CUSIP number.

We will set forth in a prospectus supplement relating to any debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

●	the title of the series of debt securities;

●	the price or prices (expressed as a percentage of the principal amount) at which the debt securities will be issued;

●	any limit on the aggregate principal amount of the series of debt securities;

●	whether the debt securities will be senior debt securities or subordinated debt securities, and if they are subordinated debt securities, the terms of the subordination;

●	the date or dates on which the principal of the series of debt securities is payable;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine such rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the series of debt securities will bear interest, if any, the date or dates from which such interest, if any, will accrue, the date or dates on which such interest, if any, will commence and be payable and any regular record date for the interest payable on any interest payment date;

●	the right, if any to extend the interest periods and the duration of that extension;

●	the place or places where the principal of, and premium and interest, if any, on, the debt securities will be payable;

●	the terms and conditions upon which the debt securities may be redeemed;

●	any obligation we may have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of the debt securities;

●	the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of the debt securities and other detailed terms and provisions of such repurchase obligations;

●	the denominations in which the debt securities will be issued, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest, if any, on the debt securities will be made if other than U.S. dollars;

●	any provisions relating to any security provided for the debt securities;

●	any addition to or change in the events of default described in this prospectus or in the indenture and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

●	any other terms of the debt securities (which may supplement, modify or delete any provision of the indenture as it applies to such debt securities);

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the series of debt securities, if other than appointed in the indenture; and

●	any provisions relating to conversion of the debt securities.

The foregoing is not intended to be an exclusive list of the terms that may be applicable to any offered debt securities.

In addition, the indenture will not limit our ability to issue convertible, exchangeable or subordinated debt securities. Any conversion, exchange or subordination provisions of debt securities will be described in the relevant prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder or at our option, in which case the number of Common Shares or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on U.S. and Canadian federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a currency or currencies or a currency unit or units other than U.S. dollars, or if the principal of and any premium and interest on any series of debt securities is payable in a currency or currencies or a currency unit or units other than U.S. dollars, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such currency or currencies or currency unit or units in the applicable prospectus supplement.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the registrar or co-registrar designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any redemption of debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of 15 business days before the day of sending of a notice of redemption and ending at the close of business on the day such notice is sent; or

●	register the transfer of, or exchange, any debt security of that series selected, called or being called for redemption, in whole or in part, except the unredeemed portion of any series being redeemed in part.

We may initially appoint the trustee as the registrar. Any transfer agent, in addition to the registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

●	be registered in the name of a depositary that we will identify in a prospectus supplement;

●	be deposited with the trustee as custodian for the depositary or its nominee; and

●	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

●	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary, and in either case we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days of such event;

●	we execute and deliver to the trustee an officer’s certificate to the effect that such global securities shall be so exchangeable; or

●	an event of default with respect to the debt securities represented by such global securities shall have occurred and be continuing.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

●	will not be entitled to have the debt securities registered in their names;

●	will not be entitled to physical delivery of certificated debt securities; and

●	will not be considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary (and, if such person is not a participant, on procedures of the participant through which such person owns its interest) to exercise any rights of a holder under the indenture.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or by any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s acts or omissions or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agent

The provisions of this subsection will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder.

We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

Subject to any applicable abandoned property law, all moneys paid by us to a paying agent for payment on any debt security that remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Consolidation, Merger and Sale of Assets

Except as otherwise set forth in the applicable prospectus supplement, we may not merge or consolidate with or into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of us and our subsidiaries, taken as a whole, to any person, unless:

●	the successor or transferee is a corporation, limited liability company, partnership, trust or other entity organized and existing under the laws of Canada or any province or territory thereof, or the United States or any state thereof or the Disctrict of Columbia;

●	the successor or transferee assumes our obligations on the debt securities and under the indenture pursuant to a supplemental indenture in form reasonably satisfactory to the trustee;

●	immediately after giving effect to the transaction and treating our obligations in connection with or as a result of such transaction as having been incurred as of the time of such transaction, no default or event of default under the indenture shall have occurred and be continuing; and

●	an officer’s certificate and an opinion of counsel have been delivered to the trustee in connection with the foregoing.

In the event of the above transaction, if there is a successor or transferee, then the successor or transferee will expressly assume all of our obligations under the indenture and automatically be substituted for us in the indenture and as issuer of the debt securities and may exercise every right and power of ours under the indenture with the same effect as if such successor or transferee had been named in our place in the indenture; provided, however, that the predecessor company will not be relieved of the obligation to pay principal and interest on the debt securities except in the case of a sale of all of the assets of us and our subsidiaries.

Events of Default

Event of default means, with respect to any series of debt securities, any of the following:

●	default in the payment of any interest on any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days;

●	default in the payment of principal of, or premium on, any debt security of that series when due and payable;

●	failure on our part to comply with the covenant described under “—Consolidation, Merger and Sale of Assets”;

●	default in the performance or breach of any other covenant or warranty by us in the indenture or any supplemental indenture with respect to such series (other than a covenant or warranty that has been included in the indenture or supplemental indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after (1) we receive written notice from the trustee or (2) we and the trustee receive written notice from the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series as provided in the indenture;

●	certain events of bankruptcy, insolvency or reorganization of the Company or our significant subsidiaries; and

●	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

We will promptly deliver to the trustee written notice of any event which with the giving of notice and the lapse of time would become a covenant event of default, or any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement, along with a description of the status and what action we are taking or propose to take with respect to such event of default.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization of the Company) with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on, all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization of the Company, the principal (or such specified amount) of, and accrued and unpaid interest, if any, on, all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if the rescission and annulment would not conflict with any judgment or decree already rendered and if all events of default with respect to that series, other than the non-payment of principal and interest, if any, with respect to debt securities of that series that has become due and payable solely because of the acceleration, have been cured or waived and all sums paid or advanced by the trustee and the reasonable compensation, expenses and disbursements of the trustee and its agents and counsel have been paid as provided in the indenture.

The indenture will provide that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives security or indemnity satisfactory to the trustee against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and offered security or indemnity satisfactory to the trustee, to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of such payment.

The indenture will require us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture will provide that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may amend or modify the indenture without the consent of any holder of debt securities of the series affected by the modifications or amendments in order to:

●	cure any ambiguity, defect or inconsistency;

●	conform the text of the indenture, including any supplemental indenture, or the debt securities to any corresponding provision of this “Description of Debt Securities” or description of the debt securities found in the prospectus supplement as evidenced by an officer’s certificate;

●	provide for the issuance of additional debt securities;

●	provide for the assumption of our obligations in the case of a merger or consolidation and our discharge upon such assumption, provided that the provision under “—Consolidation, Merger and Sale of Assets”of the indenture is complied with;

●	add covenants or make any change that would provide any additional rights or benefits to the holders of the debt securities;

●	add guarantees with respect to the debt securities;

●	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	secure the debt securities;

●	add or appoint a successor or separate trustee;

●	make any change that does not adversely affect the rights of any holder of debt securities in any material respect, as evidenced by an officer’s certificate; or

●	obtain or maintain the qualification of the indenture under the Trust Indenture Act of 1939.

Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of the affected series, and our compliance with any provision of the indenture with respect to the debt securities may be waived by written notice to the trustee by the holders of a majority of the aggregate principal amount of the outstanding debt securities of the affected series. However, no modification or amendment may, without the consent of the holder of each outstanding debt security of the affected series:

●	reduce the principal amount, any premium or change the stated maturity of any debt security or alter or waive any of the provisions with respect to the redemption or repurchase of the debt securities;

●	change the place of payment or currency in which principal, any premium or interest is paid;

●	impair the right to institute suit for the enforcement of any payment on the debt securities;

●	waive a payment default with respect to the debt securities;

●	reduce the interest rate or extend the time for payment of interest on the debt securities;

●	make any change to the amendment and modification provisions in the indenture; or

●	reduce the percentage in principal amount outstanding of debt securities the consent of the holders of which is required for any of the foregoing modifications or otherwise necessary to modify, supplement or amend the indenture or to waive any past default.

Except for certain specified provisions, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of an affected series may, on behalf of the holders of all debt securities of such series, waive our compliance with provisions of the indenture. Prior to the acceleration of the maturity of the debt securities of any series pursuant to the terms of the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, on behalf of the holders of all the debt securities of such series, waive any past default under the indenture with respect to such debt securities and its consequences, except (i) a default with respect to such series in the payment of the principal of, or premium or any interest on, the debt securities of such series or (ii) a default or event of default in respect of a covenant or provision that cannot be modified or amended without the consent of all of the holders of the outstanding debt securities of the affected series.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The indenture will provide that, in certain circumstances, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations in such amounts as will be sufficient, without consideration of any reinvestment of interest, in the written opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal firm to pay and discharge each installment of principal, premium and interest in accordance with the terms of the indenture and the debt securities of that series.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred;

Defeasance of Certain Covenants

The indenture will provide that, upon compliance with certain conditions, we may be released from our obligation to comply with certain covenants set forth in the indenture and any supplemental indenture, and any failure to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of the applicable series, or covenant defeasance. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to certain events of bankruptcy, insolvency or reorganization of our significant subsidiaries.

The conditions include:

●	depositing with the trustee money and/or U.S. government obligations in such amounts as will be sufficient, without consideration of any reinvestment of interest, in the written opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal firm to pay and discharge each installment of principal of, premium and interest in accordance with the terms of the indenture and the debt securities of the applicable series; and

●	delivering to the trustee an opinion of counsel to the effect that the beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Description of Units

As specified in the applicable prospectus supplement, we may issue units consisting of one or more of the following: Common Shares, Warrants, debt securities or any combination of such securities. The applicable prospectus supplement will describe:

●	the terms of the units and of any of our Common Shares, Warrants or debt securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

●	if applicable, a discussion of any material federal income tax considerations.

Plan of Distribution

The securities may be offered through agents, through underwriters or dealers, directly to one or more purchasers or through a combination of any of these methods of sale. The specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation will be identified in the applicable prospectus supplement.

Legal Matters

The validity of the securities in respect of which this prospectus is being delivered will be passed upon for us by Blake, Cassels & Graydon LLP, Vancouver, British Columbia, Canada, relating to matters of British Columbia or Canadian law, and Jones Day, relating to matters of New York or U.S. federal law. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

Experts

The consolidated financial statements of NioCorp Developments Ltd. as of June 30, 2025 and 2024, and for each of the two years in the period ended June 30, 2025, incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The technical report summary for the Elk Creek Project prepared in accordance with subpart 1300 of Regulation S-K (the “S-K 1300 Elk Creek Technical Report Summary”), which is incorporated by reference in this prospectus, and the information summarized or quoted from the S-K 1300 Elk Creek Technical Report Summary included or incorporated by reference in this prospectus have been so included or incorporated by reference with the consent of the following qualified persons, as such term is defined in Item 1300 of Regulation S-K, who are responsible for the S-K 1300 Elk Creek Technical Report Summary and reviewed and approved such information summarized or quoted therefrom included or incorporated by reference in this prospectus: Dahrouge Geological Consulting USA Ltd.; Understood Mineral Resources Ltd.; Optimize Group; Tetra Tech; Adrian Brown Consultants Inc.; Metallurgy Concept Solutions; Magemi Mining Inc.; L3 Process Development; Olsson; A2GC; Scott Honan, M.Sc, SME-RM, NioCorp; Dumas Contracting Lttd.; Mahmood Khwaja, P.E., CDM Smith; and Wynand Marx, M.Eng, BBE Consulting. A matrix of the sections of the S-K 1300 Elk Creek Technical Report Summary for which each qualified person is responsible is included in the S-K 1300 Elk Creek Technical Report Summary, except that Dumas Contracting Ltd., as evidenced by its consent filed as Exhibit 23.15 to the registration statement of which this prospectus is a part, has reviewed, approved and taken responsibility for Sections 13.7.1, 13.7.2, 13.7.3, 13.7.4, 13.7.9, 13.7.10, 13.7.11, 13.7.12, 13.7.13, 13.7.14, 15.1.3, 15.1.4 and 23.1.8 of the S-K 1300 Elk Creek Technical Report Summary. Except for Scott Honan, none of the qualified persons is affiliated with NioCorp. Mr. Honan is the Chief Operating Officer of NioCorp.

4,250,000 Common Shares

PROSPECTUS SUPPLEMENT

January 20, 2026